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                                                                EXHIBIT 4.


                    UNC RETIREMENT INCOME SAVINGS PLAN
                   FOR CERTAIN BARGAINING UNIT EMPLOYEES
                        Effective as of May 1, 1995
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                    UNC RETIREMENT INCOME SAVINGS PLAN
                   FOR CERTAIN BARGAINING UNIT EMPLOYEES

                             TABLE OF CONTENTS

ARTICLE 1 - THE PLAN'S ESTABLISHMENT. . . . . . . . . . . . . . . . . . .1
      1.1  The Plan . . . . . . . . . . . . . . . . . . . . . . . . . . .1
      1.2  The Basic Plan and Supplements . . . . . . . . . . . . . . . .1
      1.3  Adoption Procedure . . . . . . . . . . . . . . . . . . . . . .1

ARTICLE 2 - DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . .1
      2.1  "Accounts" . . . . . . . . . . . . . . . . . . . . . . . . . .1
      2.2  "Actual Deferral Percentage" . . . . . . . . . . . . . . . . .2
      2.3  "Affiliated Company" . . . . . . . . . . . . . . . . . . . . .2
      2.4  "After-Tax Contributions". . . . . . . . . . . . . . . . . . .2
      2.5  "Annuity Starting Date". . . . . . . . . . . . . . . . . . . .2
      2.6  "Average Contribution Percentage". . . . . . . . . . . . . . .2
      2.7  "Average Deferral Percentage". . . . . . . . . . . . . . . . .2
      2.8  "Before-Tax Contributions" . . . . . . . . . . . . . . . . . .2
      2.9  "Board of Directors" . . . . . . . . . . . . . . . . . . . . .2
      2.10 "Code" . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
      2.11 "Committee". . . . . . . . . . . . . . . . . . . . . . . . . .3
      2.12 "Company". . . . . . . . . . . . . . . . . . . . . . . . . . .3
      2.13 "Compensation" . . . . . . . . . . . . . . . . . . . . . . . .3
      2.14 "Contribution Percentage". . . . . . . . . . . . . . . . . . .3
      2.15 "Covered Employee" . . . . . . . . . . . . . . . . . . . . . .4
      2.16 "Effective Date" . . . . . . . . . . . . . . . . . . . . . . .4
      2.17 "Eligible Employee". . . . . . . . . . . . . . . . . . . . . .4
      2.18 "Employee" . . . . . . . . . . . . . . . . . . . . . . . . . .4
      2.19 "Employer" . . . . . . . . . . . . . . . . . . . . . . . . . .4
      2.20 "Employment Date". . . . . . . . . . . . . . . . . . . . . . .4
      2.21 "Entry Dates". . . . . . . . . . . . . . . . . . . . . . . . .4
      2.22 "ERISA". . . . . . . . . . . . . . . . . . . . . . . . . . . .4
      2.23 "Fund" or "Trust Fund" . . . . . . . . . . . . . . . . . . . .4
      2.24 "Highly Compensated Employee". . . . . . . . . . . . . . . . .4
      2.25 "Hour of Service". . . . . . . . . . . . . . . . . . . . . . .5
      2.26 "Investment Fund". . . . . . . . . . . . . . . . . . . . . . .6
      2.27 "Limitation Year". . . . . . . . . . . . . . . . . . . . . . .6
      2.28 "Matching Contributions" . . . . . . . . . . . . . . . . . . .6
      2.29 "Normal Retirement Date" . . . . . . . . . . . . . . . . . . .7
      2.30 "Participant". . . . . . . . . . . . . . . . . . . . . . . . .7
      2.31 "Period of Service". . . . . . . . . . . . . . . . . . . . . .7
      2.32 "Period of Severance". . . . . . . . . . . . . . . . . . . . .7
      2.33 "Plan" . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
      2.34 "Plan Year". . . . . . . . . . . . . . . . . . . . . . . . . .7
      2.35 "Profit Sharing Contributions. . . . . . . . . . . . . . . . .7
      2.36 "Qualified Joint and Survivor Annuity" . . . . . . . . . . . .7
      2.37 "Qualified Pre-Retirement Survivor Annuity". . . . . . . . . .7
      2.38 "Required Beginning Date". . . . . . . . . . . . . . . . . . .8
      2.39 "Retirement" . . . . . . . . . . . . . . . . . . . . . . . . .8
      2.40 "Section 414(s) Compensation". . . . . . . . . . . . . . . . .8
      2.41 "Section 415 Compensation" . . . . . . . . . . . . . . . . . .8
      2.42 "Severance from Service Date". . . . . . . . . . . . . . . . .8
      2.43 "Spouse" . . . . . . . . . . . . . . . . . . . . . . . . . . .9
      2.44 "Termination of Employment". . . . . . . . . . . . . . . . . .9
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      2.45 "Total Disability" . . . . . . . . . . . . . . . . . . . . . .9
      2.46 "Valuation Date" . . . . . . . . . . . . . . . . . . . . . . .9
      2.47 "Vesting Service". . . . . . . . . . . . . . . . . . . . . . .9

ARTICLE 3 - ELIGIBILITY . . . . . . . . . . . . . . . . . . . . . . . . 10
      3.1  General Rule . . . . . . . . . . . . . . . . . . . . . . . . 10
      3.2  Special Rule . . . . . . . . . . . . . . . . . . . . . . . . 10
      3.3  Termination and Reemployment . . . . . . . . . . . . . . . . 10

ARTICLE 4 - CONTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . . . 10
      4.1  Before-Tax Contributions . . . . . . . . . . . . . . . . . . 10
      4.2  After-Tax Contributions. . . . . . . . . . . . . . . . . . . 10
      4.3  Matching Contributions . . . . . . . . . . . . . . . . . . . 11
      4.4  Profit Sharing Contributions . . . . . . . . . . . . . . . . 11
      4.5  Rollover Contributions . . . . . . . . . . . . . . . . . . . 11
      4.6  Remittance of Contributions to Trustee . . . . . . . . . . . 11
      4.7  Return of Contributions. . . . . . . . . . . . . . . . . . . 11
      4.8  Limitations. . . . . . . . . . . . . . . . . . . . . . . . . 12

ARTICLE 5 - VESTING AND FORFEITURES . . . . . . . . . . . . . . . . . . 12
      5.1  Fully Vested Accounts. . . . . . . . . . . . . . . . . . . . 12
      5.2  Vesting Based on Service . . . . . . . . . . . . . . . . . . 12
      5.3  Vesting Based on Events. . . . . . . . . . . . . . . . . . . 12
      5.4  Forfeiture of Employer Contributions Account . . . . . . . . 13

ARTICLE 6 - DISTRIBUTIONS AFTER TERMINATION OF EMPLOYMENT . . . . . . . 13
      6.1  General. . . . . . . . . . . . . . . . . . . . . . . . . . . 13
      6.2  Form of Benefits . . . . . . . . . . . . . . . . . . . . . . 13
      6.3  Time of Payment. . . . . . . . . . . . . . . . . . . . . . . 14
      6.4  Election of Payment Date and Form. . . . . . . . . . . . . . 14
      6.5  Notice to Participants . . . . . . . . . . . . . . . . . . . 14
      6.6  Spousal Annuity Rules. . . . . . . . . . . . . . . . . . . . 14
      6.7  Limitations Applicable to Benefit Forms. . . . . . . . . . . 15
      6.8  Mandatory Lump Sum Payment . . . . . . . . . . . . . . . . . 15
      6.9  Effect of Reemployment . . . . . . . . . . . . . . . . . . . 16

ARTICLE 7 - DEATH BENEFITS. . . . . . . . . . . . . . . . . . . . . . . 16
      7.1  Payment to Beneficiary . . . . . . . . . . . . . . . . . . . 16
      7.2  Time of Payment. . . . . . . . . . . . . . . . . . . . . . . 16
      7.3  Qualified Pre-Retirement Survivor Annuity. . . . . . . . . . 16
      7.4  Beneficiary Designation. . . . . . . . . . . . . . . . . . . 16

ARTICLE 8 - IN-SERVICE WITHDRAWALS. . . . . . . . . . . . . . . . . . . 17
      8.1  Payments During Employment . . . . . . . . . . . . . . . . . 17
      8.2  Hardship Withdrawals.. . . . . . . . . . . . . . . . . . . . 17
      8.3  Withdrawals After Age 59 1/2 . . . . . . . . . . . . . . . . 18
      8.4  Other Withdrawals. . . . . . . . . . . . . . . . . . . . . . 18
      8.5  Required In-Service Distribution . . . . . . . . . . . . . . 18
      8.6  Early Payment to an Alternate Payee. . . . . . . . . . . . . 19
      8.7  Withdrawals Upon Sale of Assets or Sale of Subsidiary. . . . 19
      8.8  Restriction on Distribution of Before-Tax Contribution Account.19
      8.9  Withdrawals Not Subject to Replacement . . . . . . . . . . . 19
ARTICLE 9 - LOANS . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
      9.1  In General . . . . . . . . . . . . . . . . . . . . . . . . . 20
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      9.2  Loans Authorized . . . . . . . . . . . . . . . . . . . . . . 20
      9.3  Documentation. . . . . . . . . . . . . . . . . . . . . . . . 20
      9.4  Loan Limits. . . . . . . . . . . . . . . . . . . . . . . . . 20
      9.5  Loan Terms . . . . . . . . . . . . . . . . . . . . . . . . . 20
      9.6  Repayment. . . . . . . . . . . . . . . . . . . . . . . . . . 21
      9.7  Consequences of Default. . . . . . . . . . . . . . . . . . . 21
      9.8  Default. . . . . . . . . . . . . . . . . . . . . . . . . . . 21
      9.9  Discrimination . . . . . . . . . . . . . . . . . . . . . . . 21

ARTICLE 10 - LIMITATIONS ON CONTRIBUTIONS . . . . . . . . . . . . . . . 22
      10.1 Section 402(g) Limit on Before-Tax Contributions.. . . . . . 22
      10.2 Section 401(k) Limit on Before-Tax Contributions.. . . . . . 22
      10.3 Correction of Average Deferral Percentage Test.. . . . . . . 23
      10.4 Section 401(m) Limit on After-Tax and Matching Contributions.24
      10.5 Correction of Average Contribution Percentage Test.. . . . . 24
      10.6 Multiple Use of Alternative Limitation; Aggregate Limitation.25
      10.7 Section 415 Limitation on Annual Additions . . . . . . . . . 26

ARTICLE 11 - TRUST FUND AND INVESTMENTS . . . . . . . . . . . . . . . . 27
      11.1 Trust Fund.. . . . . . . . . . . . . . . . . . . . . . . . . 27
      11.2 Investment Funds.. . . . . . . . . . . . . . . . . . . . . . 28
      11.3 Participant Selection of Investments.. . . . . . . . . . . . 28
      11.4 Loan Fund. . . . . . . . . . . . . . . . . . . . . . . . . . 29
      11.5 Crediting Investment Earnings. . . . . . . . . . . . . . . . 29

ARTICLE 12 - PLAN BOARD . . . . . . . . . . . . . . . . . . . . . . . . 29
      12.1 Appointment of Plan Board. . . . . . . . . . . . . . . . . . 29
      12.2 Resignation and Removal of Members.. . . . . . . . . . . . . 29
      12.3 Appointment of Successors. . . . . . . . . . . . . . . . . . 30
      12.4 Board Powers . . . . . . . . . . . . . . . . . . . . . . . . 30
      12.5 Allocation and Delegation of Duties. . . . . . . . . . . . . 31
      12.6 Investment Manager . . . . . . . . . . . . . . . . . . . . . 31
      12.7 Board Procedure. . . . . . . . . . . . . . . . . . . . . . . 31
      12.8 Compensation and Expenses of Board . . . . . . . . . . . . . 31
      12.9 Records. . . . . . . . . . . . . . . . . . . . . . . . . . . 32

ARTICLE 13 - ADMINISTRATION . . . . . . . . . . . . . . . . . . . . . . 32
      13.1 The Committee; Plan Administration.. . . . . . . . . . . . . 32
      13.2 Powers and Duties of the Committee . . . . . . . . . . . . . 32
      13.3 Committee Procedure.   . . . . . . . . . . . . . . . . . . . 33
      13.4 Compensation of Committee. . . . . . . . . . . . . . . . . . 33
      13.5 Payment of Plan Expenses . . . . . . . . . . . . . . . . . . 33
      13.6 Recordkeeping. . . . . . . . . . . . . . . . . . . . . . . . 34
      13.7 Uniform Action.. . . . . . . . . . . . . . . . . . . . . . . 34
      13.8 Information Furnished to the Committee.. . . . . . . . . . . 34
      13.9 Indemnification of the Committee.. . . . . . . . . . . . . . 34

ARTICLE 14 - CLAIMS PROCEDURE . . . . . . . . . . . . . . . . . . . . . 34
      14.1 Claim Denials. . . . . . . . . . . . . . . . . . . . . . . . 34
      14.2 Appeal Procedures. . . . . . . . . . . . . . . . . . . . . . 35
ARTICLE 15 - AMENDMENT, TERMINATION, MERGERS AND TRANSFERS. . . . . . . 35
      15.1 Amendment. . . . . . . . . . . . . . . . . . . . . . . . . . 35
      15.2 Termination. . . . . . . . . . . . . . . . . . . . . . . . . 35
      15.3 Effect of Termination. . . . . . . . . . . . . . . . . . . . 35
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      15.4 Merger, Consolidation or Transfer of Plan Assets . . . . . . 36

ARTICLE 16 - GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . 36
      16.1 Direct Rollover of Eligible Rollover Distributions . . . . . 36
      16.2 Amount and Payment of  . . . . . . . . . . . . . . . . . . . 37
      16.3 No Employment Rights . . . . . . . . . . . . . . . . . . . . 37
      16.4 Source of Benefits . . . . . . . . . . . . . . . . . . . . . 37
      16.5 Governing Law. . . . . . . . . . . . . . . . . . . . . . . . 37
      16.6 Spendthrift Clause . . . . . . . . . . . . . . . . . . . . . 37
      16.7 Incapacity . . . . . . . . . . . . . . . . . . . . . . . . . 38
      16.8 Unclaimed Benefits . . . . . . . . . . . . . . . . . . . . . 38
      16.9 Receipt and Release. . . . . . . . . . . . . . . . . . . . . 39
      16.10Effect of Mistake. . . . . . . . . . . . . . . . . . . . . . 39
      16.11Notice to Committee. . . . . . . . . . . . . . . . . . . . . 39
      16.12Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . 39

SUPPLEMENT A - PROVISIONS FOR UNC AIRWORK EMPLOYEES
      AT MIAMI, FL. . . . . . . . . . . . . . . . . . . . . . . . . . . 40

SUPPLEMENT B - PROVISIONS FOR UNC AIRWORK EMPLOYEES
      AT MILLVILLE, NJ. . . . . . . . . . . . . . . . . . . . . . . . . 42

SUPPLEMENT C - PROVISIONS FOR UNC AVIATION SERVICES STRIKEEMPLOYEES AT
      PENSACOLA, FL . . . . . . . . . . . . . . . . . . . . . . . . . . 44

SUPPLEMENT D - PROVISIONS FOR UNC AVIATION SERVICES STRIKE EMPLOYEESAT
      MERIDIAN, MS. . . . . . . . . . . . . . . . . . . . . . . . . . . 45

SUPPLEMENT E - PROVISIONS FOR UNC AVIATION SERVICES STRIKEEMPLOYEES AT CORPUS
      CHRISTI, TX . . . . . . . . . . . . . . . . . . . . . . . . . . . 46

SUPPLEMENT F - PROVISIONS FOR USAF ACADEMY EMPLOYEES. . . . . . . . . . 47

SUPPLEMENT G - PROVISIONS FOR UNC AVIATION SERVICES TH-57WHITING FIELD PROGRAM
      EMPLOYEES . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49

SUPPLEMENT H - PROVISIONS FOR UNC AVIATION SERVICESSHEPPARD AFB ENJJPT
      EMPLOYEES . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
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                                 ARTICLE 1

                         THE PLAN'S ESTABLISHMENT

      1.1 The Plan. This Plan is established by UNC Incorporated effective as of May 1, 1995 to provide benefits to certain bargaining unit employees of UNC Incorporated and its Affiliated Companies who are represented for the purpose of collective bargaining by a union which has negotiated participation in the Plan for the employees of such bargaining unit. This Plan represents a continuation of the plan formerly known as the Airwork Corporation Retirement Income Savings Plan of the Miami Division Bargaining Unit Employees (the "Miami Plan"). Effective as of May 1, 1995, the portion of certain other qualified plans maintained by Affiliated Companies covering bargaining unit employees were merged into the Miami Plan. As of that date, the name of the Miami Plan was changed to the UNC Retirement Income Savings Plan for Certain Bargaining Unit Employees and UNC Incorporated assumed the sponsorship of the Miami Plan. To reflect these mergers and other changes, the Miami Plan is amended and restated as set forth under the terms of this document, including all Supplements hereto, generally effective as of May 1, 1995.

      1.2 The Basic Plan and Supplements. The Basic Plan is set forth in Articles 1 through 16 of this document and provides for a uniform body of provisions that are applicable to all Participants in the Plan, except where otherwise specified in any Supplement to the Basic Plan.

      1.3 Adoption Procedure. Any Affiliated Company may adopt this Plan for the benefit of all or certain of its Employees by action of its Board of Directors and by action of the Board of Directors of the Company. The applicable Supplement shall state any special rules that apply to Employees of the Affiliated Company.


                                 ARTICLE 2

                                DEFINITIONS

      Except where otherwise clearly indicated by context, the masculine shall include the feminine and the singular shall include the plural, and vice versa.

      2.1 "Accounts" shall mean the separate entries maintained in the Plan records representing the Participant's interest in the Plan. "After-Tax Contribution Account" shall mean the Account to which are credited or debited After-Tax Contributions and earnings thereon and losses thereto. "Before-Tax Contribution Account" shall mean the Account to which are credited or debited a Participant's Before-Tax Contributions and earnings thereon and losses
thereto.    "Matching Contribution Account" shall mean the Account to which are credited or debited Matching Contributions and earnings thereon and losses thereto. "Profit Sharing Contribution Account" shall mean the Account to which are credited or debited Profit Sharing Contributions and earnings thereon and losses thereto. "Rollover Contribution Account" shall mean the Account to which are credited or debited a Participant's Rollover Contributions and earnings thereon and losses thereto. Other Accounts shall be maintained to the extent described in any Supplement. The term "Plan Account" shall refer to a Participant's entire interest in the Plan.

      2.2 "Actual Deferral Percentage" shall mean the ratio of (a) the sum of an Eligible Employee's Before-Tax Contributions for any Plan Year plus such other amounts required or (at the election of the Committee) permitted to be taken into account in accordance with section 401(k)(3) of the Code and the regulations issued thereunder, including, in the case of any Highly Compensated Eligible Employee, his elective deferrals for the year under any other qualified retirement plan maintained by the Company or any Affiliated Company to (b) the Eligible Employee's Section 414(s) Compensation for the Plan Year.

      2.3 "Affiliated Company" shall mean (a) any corporation which is a member of a controlled group of corporations with the Company, as determined under section 414(b) of the Code; (b) any member of an affiliated service group, as determined under section 414(m) of the Code, of which the Company is a member; (c) any trade or business under common control with the Company, as determined under section 414(c) of the Code; or (d) any other entity which is required to be aggregated with the Company under section 414(o) of the Code. For purposes of Section 10.7, Affiliated Company shall mean an Affiliated Company as defined in the preceding sentence, but with the phrase "more than 50%" substituted for the phrase "at least 80%" in section 1563(a) of the Code.

      2.4 "After-Tax Contributions" shall mean a Participant's contributions, as provided in Section 4.2.

      2.5 "Annuity Starting Date" shall mean (i) the first day of the first period for which an amount is payable as an annuity or (ii) in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitle a Participant to a benefit, whether or not payment is actually made on such day.

      2.6 "Average Contribution Percentage" shall mean for a specified group of Eligible Employees for a Plan Year, the average of the Contribution Percentages for such Eligible Employees for the Plan Year.

      2.7 "Average Deferral Percentage" shall mean for a specified group of Eligible Employees for a Plan Year, the average of the Actual Deferral Percentages for such Eligible Employees for the Plan Year.

      2.8 "Before-Tax Contributions" shall mean Employer contributions made pursuant to a Participant's election as provided in Section 4.1.

      2.9 "Board of Directors" shall mean the board of directors of the Company.

      2.10 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

      2.11 "Committee" shall have the meaning set forth in Article 13 of the Plan.

      2.12 "Company" shall mean UNC Aviation Services, Inc. or any predecessor thereto or successor thereof.

      2.13 "Compensation" shall mean, except as modified by any Supplement to this Basic Plan:

           (a) For purposes of determining After-Tax and Before-Tax Contributions, the base salary or straight-time hourly pay (including Before-Tax Contributions and elective deferrals to any Company or Affiliated Company sponsored plans which are not includible in the Eligible Employee's gross income under sections 125 or 402 of the Code or such successor sections thereto) of an Employee paid by the Company or Affiliated Company with respect to a given Plan Year for periods the Employee is an Eligible Employee, including pay for periods of time off but excluding bonuses and severance pay, if any. In no event shall an Eligible Employee's Compensation for any Plan Year exceed for purposes of this Plan, $200,000 ($150,000 for Plan Years beginning after December 31, 1993) or such other amount as may be applicable for such Plan Year under section 401(a)(17) of the Code. In determining the Compensation of an Eligible Employee for the purposes of the limit described in the preceding sentence, the rules of section 414(q)(6) of the Code, with respect to treatment of family members of certain Highly Compensated Employees, shall apply, except that "family members" shall include only the Spouse of the Participant and any lineal descendants who have not attained age 19 before the close of the Plan Year of reference.

           (b) For purposes of determining Matching and Profit Sharing Contributions, "Compensation" as defined in Section 2.13(a), except that overtime pay, shift-differential pay or any other item of remuneration other than straight-time pay shall be excluded and no more than 40 hours of straight-time pay shall be counted in determining "Compensation" earned for any week.

      2.14 "Contribution Percentage" shall mean the ratio of (a) the sum of an Eligible Employee's Matching Contributions and After-Tax Contributions for the Plan Year, and such other amounts required or (at the election of the Committee) permitted to be taken into account in accordance with section 401(m) of the Code and the regulations issued thereunder, including, in the case of any Highly Compensated Eligible Employee, any employee contributions and employer matching contributions for the year under any other qualified retirement plan maintained by the Company or any Affiliated Company to (b) the Participant's Section 414(s) Compensation for the Plan Year.

      2.15 "Covered Employee" shall mean a bargaining unit Employee of an Employer designated in any Supplement who is covered by a collective bargaining agreement which provides for participation in this Plan.

      2.16 "Effective Date" shall mean May 1, 1995.

      2.17 "Eligible Employee" shall mean a Covered Employee who satisfies the eligibility requirements of Article 3 as modified by any Supplement.

      2.18 "Employee" shall mean (a) an individual described in section 3121(d)(2) of the Code who is employed by the Company or an Affiliated Company and (b) a leased employee described in section 414(n)(2) of the Code who provides services to the Company or an Affiliated Company.
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
      2.19 "Employer" shall mean the Company or any Affiliated Company that has adopted the Plan in accordance with Section 1.3 for the benefit of certain of its Employees and is identified as an Employer in any Supplement.

      2.20 "Employment Date" shall mean the first date on which an Employee performs an Hour of Service in his most recent Period of Service.

      2.21 "Entry Dates" shall mean January 1 and July 1 of each calendar year and such other dates designated as Entry Dates in any Supplements.

      2.22 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

      2.23 "Fund" or "Trust Fund" shall mean the fund established for this Plan and administered under the Trust Agreement, out of which benefits payable under this Plan shall be paid.

      2.24 "Highly Compensated Employee" shall mean an Employee who during the current Plan Year or the immediately preceding Plan Year:

           (a) was a five-percent (5%) owner, as defined in section 416(i)(1) of the Code;

           (b) received more than $75,000 (as indexed) in Section 415 Compensation from the Company or an Affiliated Company;

           (c) received more than $50,000 (as indexed) in Section 415 Compensation from the Company or an Affiliated Company and was among the top twenty percent (20%) of employees of the Company and Affiliated Companies all ranked by Section 415 Compensation (excluding employees described in section 414(q)(8) of the Code to the extent (1) permitted under the Code and regulations thereunder and (2) elected by the Committee, for purposes of identifying the number of employees in the top twenty percent (20%)); or

           (d) was an officer of the Company or an Affiliated Company and received Section 415 Compensation of more than fifty percent (50%) of the dollar limit under section 415(b)(1)(A) of the Code during such Plan Year; provided, however, if for any Plan Year no officer of the Company is included in the foregoing, the highest paid officer for such Plan Year shall be treated as a Highly Compensated Employee. The number of employees considered to be Highly Compensated Eligible Employees under this Subsection (d) shall not exceed the lesser of (1) fifty (50) or (2) the greater of three (3) or ten percent (10%) of all Employees (excluding Employees described in section 414(q)(8) of the Code to the extent permitted under the Code and regulations thereunder and elected by the Committee, for purposes of identifying the number of employees in the top twenty percent (20%)).

      However, an Employee, other than a five-percent (5%) owner, who was not a Highly Compensated Employee in the preceding Plan Year is a Highly Compensated Employee for the current Plan Year only if he is among the top 100 employees of the Company and all Affiliated Companies ranked by Section 415 Compensation for the current Plan Year.

      In addition, for purposes of this Section: (a) the compensation of any five percent (5%) owner or any other Highly Compensated Employee who is one of the top ten (10) Employees of the Company and all Affiliated Companies ranked by Section 415 Compensation for the year shall be increased by the amount of Section 415 Compensation of any Employee who is a spouse or lineal ascendant or descendant (or a spouse thereof) of such Highly Compensated Employee, and (b) Section 415 Compensation of an Employee shall be increased by the elective contributions made on his behalf under section 125 or section 402(e)(3) of the Code.

      2.25 "Hour of Service" shall mean each hour of service credited to an Employee as determined from records maintained by the Company or an Affiliated Company in accordance with the following rules:

           (a) An Hour of Service for all purposes under the Plan shall include:

                 (i) Each hour for which an Employee is directly or indirectly paid or entitled to payment by the Company or an Affiliated Company for the performance of duties. Each such Hour of Service shall be credited to the Plan Year in which the duties actually were performed.

                 (ii) Each hour for which back pay (irrespective of mitigation of damages) has been either awarded to an Employee or agreed to by the Company or an Affiliated Company. Each such Hour of Service shall be credited to the Plan Year to which the agreement or award with respect to back pay pertains rather than to the Plan Year in which the award, agreement or payment is made.

                 (iii) Each hour for which an Employee is directly or indirectly paid, or entitled to payment, by the Company or an Affiliated Company for reasons other than the performance of duties during a period of service with the Company or an Affiliated Company in which no duties are performed by the Employee (irrespective of whether the employment relationship has terminated) because of vacation, holiday, sickness, incapacity, disability, layoff, jury duty, military duty or leave of absence.

                 (iv) Any hour for which the Employee is regularly scheduled to work but is absent for a family or medical leave of absence but only to the extent that the Company or an Affiliated Company is required to provide credit for such leave of absence under The Family and Medical Leave Act of 1993.

           (b) Notwithstanding the foregoing, an Hour of Service shall not include:
                 (i) any hour credited during a period in which no duties are performed by an Employee, which, when added to all other such hours, causes such hours to exceed the number of hours regularly scheduled for the performance of duties by the Employee during such period;

                 (ii) any hour in excess of five hundred and one (501) Hours of Service, credited with respect to a single continuous period, during which an Employee does not perform any duties or during which an Employee is absent for maternity or paternity leave of absence (whether or not such period occurs during a single Plan Year) except as may otherwise be required under The

Family Leave and Medical Act of 1993;

                 (iii) any hour for which an Employee is directly or indirectly paid, or entitled to payment, if such payment is made or due solely to reimburse the Employee for medical or medically related expenses incurred by, or on behalf of, the Employee; or

                 (iv) any hour for which an Employee is directly or indirectly paid, or entitled to payment, during a period in which he performs no duties, if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker's compensation, unemployment compensation or disability insurance laws. Each such Hour of Service shall be credited in accordance with paragraphs (b) and (c) of Section 2530.200b-2 of the Hour of Service regulations of the Department of Labor.

      2.26 "Investment Fund" shall mean any investment fund selected by the Plan Board from time to time for the investment of Participants' Accounts.

      2.27 "Limitation Year" shall mean the Plan Year or such other 12-consecutive-month period as may be designated by the Committee.

      2.28 "Matching Contributions" shall mean the amounts contributed by an Employer pursuant to Section 4.3.

      2.29 "Normal Retirement Date" shall mean the date on which a Participant attains his 65th birthday.

      2.30 "Participant" shall mean any Eligible Employee or any former Eligible Employee for whom one or more Accounts are maintained under the Plan.

      2.31 "Period of Service" shall mean each period of time commencing on an Employment Date and ending on the next Severance from Service Date.

      2.32 "Period of Severance" shall mean each period of time commencing on a Severance from Service Date and ending on the next Employment Date; provided that if the Severance from Service Date occurs at the outset of or during a maternity or paternity leave, the Period of Severance shall commence, if at all, on the first anniversary of such Severance from Service Date. A maternity or paternity leave means any period of absence from employment by reason of the pregnancy of a Participant or the birth of a child of a Participant, or by reason of the placement of a child with a Participant, or for the purpose of caring for such child during the period immediately following such birth or placement. Notwithstanding the foregoing, a period of absence from employment shall not be regarded as a maternity or paternity leave if the Participant shall fail to comply with a request by the Company to furnish the Committee such timely information as may be reasonably required to establish that the absence from employment was for a reason set forth above and the number of days for which there was such an absence.

      2.33 "Plan" shall mean the UNC Retirement Income Savings Plan for Certain Bargaining Unit Employees as set forth herein and as hereafter amended from time to time.

      2.34 "Plan Year" shall mean each 12-consecutive-month period which commences January 1 and ends on the next following December 31.

      2.35 "Profit Sharing Contributions" shall mean the profit sharing contributions (within the meaning of section 401(a)(27)) of the Code contributed by the Employer pursuant to Section 4.4.

      2.36 "Qualified Joint and Survivor Annuity" shall mean a life annuity payable to the Participant and, following the Participant's death, at least a 50% but not more than a 100% survivor annuity payable to the Participant's Spouse. The amount of the Qualified Joint and Survivor Annuity payable to the Participant for his life shall be the amount of the benefit which can be purchased with the Participant's vested Plan Account. A former Spouse may be treated as the Spouse to the extent provided under a qualified domestic relations order as described in Code section 414(p).

      2.37 "Qualified Pre-Retirement Survivor Annuity" shall mean an annuity for the life of the Participant's Spouse purchased with the vested Plan Account of the Participant unpaid as of the date of the Participant's death.

      2.38 "Required Beginning Date" shall mean with respect to a
Participant:

           (a) for a Participant who attained age 70 1/2 before January 1, 1988 and is not a 5%-owner of an Employer, April 1 of the calendar year following the later of the calendar year in which he attained age 70 1/2;
           (b) for a Participant who attained age 70 1/2 before January 1, 1988 and is a 5%-owner of an Employer, the later of December 31, 1987 or April 1 of the calendar year following the calendar year in which he attained age
70 1/2;

           (c) for a Participant who attained age 70 1/2 before January 1, 1989 and after December 31, 1987, is not a 5%-owner of an Employer and whose Separation From Service had not occurred before January 1, 1989, April 1, 1990; and

           (d) for a Participant who attained age 70 1/2 on or after January 1, 1989, April 1 of the calendar year following the calendar year in which he attains age 70 1/2.

      2.39 "Retirement" shall mean a Participant's Termination of Employment on or after his attainment of age 55 with 10 years of Vesting Service credit.

      2.40 "Section 414(s) Compensation" shall mean, for any period, a Participant's compensation as defined in section 414(s) of the Code and Treasury regulations issued thereunder, but not in excess of $200,000 ($150,000 for Plan Years beginning after December 31, 1993) or such other amount as may be applicable under section 401(a)(17) of the Code.

      2.41 "Section 415 Compensation" shall mean, for any period, an individual's current "compensation" from the Company or an Affiliated Company as defined under section 415(c)(3) of the Code and regulations issued thereunder, including those items listed in paragraph (2) of Treas. Reg.
Section 1.415-2(d) but excluding those items listed in paragraph (3) thereof.

      2.42 "Severance from Service Date" shall mean the earlier of:

           (a) the date on which an Employee is absent as an Employee because of his Termination of Employment; or

           (b) the first anniversary of an Employee's absence as an Employee, as applicable, for any other reason, except that an Employee shall not incur a Severance from Service Date during an approved absence granted by the Company or an Affiliate Company in accordance with its uniformly applied leave policy; provided that if the Employee incurs a Severance from Service Date pursuant to the foregoing upon his quit, retirement or discharge (regardless of whether such event caused, or occurred during, his absence as an Employee) and has an Employment Date as an Employee within one year following the commencement of his absence as an Employee, the Severance from Service Date shall be removed and treated for all purposes of measuring Periods of Service or Periods of Severance as if it had not occurred. For purposes of this Section, an Employee is absent as an Employee on any day during which he does not perform an hour of duties for which he is paid, or entitled to pay, as an Employee. In the event that an Employee is absent on approved leave of absence for military service in the Armed Forces of the United States (or such other alternative service as may be required under the terms of the Military Selective Service Act), the period of said Employee's leave of absence shall be deemed an approved absence to the extent required by law.

      2.43 "Spouse" shall mean the person to whom a Participant is legally married on any date of reference.

      2.44 "Termination of Employment" shall mean the date, as recorded on the records of the Company or an Affiliated Company, on which an Employee's employment with the Company and all Affiliated Companies ceases because of the Employee's resignation, retirement, death or other discharge.

      2.45 "Total Disability" shall mean a disability which prevents the Participant from engaging in the occupation or fulfilling the duties which he performed at the time of the occurrence of such disability as determined in the discretion of the Committee.

      2.46 "Valuation Date" shall mean each business day.

      2.47 "Vesting Service" shall mean the sum (rounded to the next highest one-twelfth year) of all Periods of Service; provided that no person shall accrue more than one full Year of Service with respect to any Plan Year, and provided further that Periods of Service shall be disregarded to the extent required by one or more of the following rules:

           (a) If a person incurs a one-year Period of Severance, all Periods of Service prior to the Period of Severance shall be disregarded in determining Vesting Service with respect to contributions following the Period of Severance unless and until the person completes a one-year Period of Service after the Period of Severance.

           (b) If a person incurs a five-year Period of Severance, all Periods of Service following the Period of Severance shall be disregarded in determining Vesting Service with respect to contributions for service prior to the Period of Severance.

           (c) If a Participant who has only a nonvested interest in his Matching Contributions Account and his Profit Sharing Contributions Account incurs a five-year Period of Severance, all Periods of Service prior to the Period of Severance shall be disregarded.

                                 ARTICLE 3
                                ELIGIBILITY

      3.1 General Rule. Each Covered Employee shall become an Eligible Employee as of the Entry Date coincident with or next following the date on which he first becomes a Covered Employee.

      3.2  Special Rules.

           (a) Each Covered Employee who was eligible to participate in a Prior Plan immediately prior to the Effective Date and who remains a Covered Employee as of the Effective Date shall become an Eligible Employee as of the Effective Date.

           (b) If an Employee does not become an Eligible Employee as of any Entry Date solely because he is not then a Covered Employee, such Employee shall become an Eligible Employee on the date he first becomes a Covered Employee.

      3.3 Termination and Reemployment. An Eligible Employee who ceases to be a Covered Employee because of his Termination of Employment or for any other reason shall become an Eligible Employee as of the date (if any) he again becomes a Covered Employee.


                                 ARTICLE 4
                               CONTRIBUTIONS

      4.1 Before-Tax Contributions. For each Plan Year the Employer shall contribute on behalf of each Eligible Employee such whole percentage of the Eligible Employee's Compensation as the Eligible Employee designates pursuant to a written election on a form provided by the Employer, in lieu of paying cash Compensation to the Eligible Employee. The percentage designated by the Eligible Employee shall be made and may be changed at such times and in accordance with such procedures as established by the Committee from time to time in its sole discretion. The Before-Tax Contributions of an Eligible Employee shall not exceed the lesser of (i) 15% of the Eligible Employee's Compensation or (ii) the annual dollar limitation described in Section 10.1.

      4.2 After-Tax Contributions. For each Plan Year an Eligible Employee may contribute After-Tax Contributions to the Plan in any whole percentage amount not exceeding 10% of his Compensation. All designations of After-Tax Contributions shall be made through payroll deductions or in such other manner prescribed by the Committee and may be changed at such times and in accordance with such procedures as established by the Committee from time to time in its sole discretion.

      4.3 Matching Contributions: If provisions for Matching Contributions are included in any Supplement to this Basic Plan, the Employer shall make Matching Contributions for each Plan Year on behalf of each Eligible Employee in an amount based on the Eligible Employee's Before-Tax Contributions and under the conditions indicated in the Supplement applicable to the Eligible Employee.

      4.4 Profit Sharing Contributions. If provisions for Profit Sharing Contributions are included in any Supplement to this Basic Plan, the Employer shall make a Profit Sharing Contribution for each Plan Year on behalf of each Eligible Employee in the amount and under the conditions indicated in the Supplement applicable to the Eligible Employee.

      4.5 Rollover Contributions. A Covered Employee (whether or not he is an Eligible Employee) may make one or more Rollover Contributions to the Plan by delivering those contributions or having them transferred to the Trustee and by filing any forms as required by the Committee. Rollover Contributions must be attributable solely to a "qualifying rollover distribution" (as described in Code Section 402(c)) or to a direct transfer (as described in Code Section 401(a)(31)) from another tax-qualified plan or a conduit "individual retirement account", but may not include nondeductible amounts contributed by the Employee nor amounts attributable to contributions by the Employee under that other plan that were deductible under Code Section 219. The Covered Employee must establish the acceptability of any Rollover Contribution to the satisfaction of the Committee. Rollover Contributions must consist of cash, unless the Committee and Trustee agree, in their discretion, to accept any property other than cash which was included in the relevant qualifying rollover distribution.

      4.6  Remittance of Contributions to Trustee.

           (a)  Amounts contributed as Profit Sharing or Matching
Contributions shall be remitted to the Trustee as soon as practicable, but no later than the due date, with extensions, for the Company's income tax return for the Plan Year for which the contribution is made.

           (b) Amounts contributed as After-Tax Contributions or Before-Tax Contributions will be remitted to the Trustee as soon as practicable, but in no event later than 90 days after the date on which such contributions are received by the Company or withheld from the Participant's Compensation.

      4.7  Return of Contributions.

           (a) Qualification of Plan. The retention by the Trustee of contributions made to the Trust shall be specifically conditioned upon the initial qualification of the Plan under section 401 of the Internal Revenue Code. If the Plan does not so initially qualify, any Employer contributions made to the Trust shall be returned to the Employer and any Employee contributions made to the Trust shall be returned to the Participants as soon as practicable but within one year after the date of denial of initial qualification of the Plan.

           (b) Deductibility of Contributions. The retention by the Trustee of contributions made to the Trust Fund shall be conditioned upon the deductibility of such contributions under section 404 of the Code. To the extent such deduction is disallowed, any Employer contribution or Employee contribution to the Trust may be returned to the Employer or the Participant, respectively, at the discretion of the Employer and as soon as practicable but within one year after the disallowance of the deduction.

           (c) Mistake of Fact. Any Employer contribution or Employee contribution made because of a mistake of fact may be returned to the Employer or the Participant, respectively, at the discretion of the Employer as soon as practicable but within one year after the payment of such contribution.

      4.8  Limitations.  Notwithstanding anything to the contrary in this
Article 4, all contributions to the Plan shall be subject to the limitations set forth in Article 10.

                                 ARTICLE 5
                          VESTING AND FORFEITURES


      5.1 Fully Vested Accounts. At all times a Participant shall be fully vested in his After-Tax Contribution Account, Before-Tax Contribution Account and Rollover Contribution Account or in any other Account specified in the applicable Supplement as being fully vested.

      5.2 Vesting Based on Service. To the extent not fully vested under other Plan provisions, a Participant's vested interest in his Plan Account shall be based on his credited Vesting Service as provided in the applicable Supplement.

      5.3 Vesting Based on Events. To the extent not fully vested under other Plan provisions, a Participant's entire Plan Account shall become fully vested upon the occurrence of any of the following events:

           (a) Normal Retirement Age. The Participant's attainment of age 65 if he is still an Employee at that time.

           (b) Death or Disability. The Participant's Termination of Employment due to death or Total Disability.

           (c) Plan Termination. The effective date of the complete or partial termination of the Plan or complete discontinuance of Employer contributions, provided that the Participant is affected by such termination or discontinuance and the nonvested portion of his Plan Account has not been forfeited prior to that date.


           (a)  Upon a Distribution or One-Year Period of Severance Service.
A Participant shall forfeit the portion of his Plan Account which is not fully vested if (i) he received a lump sum distribution of the entire amount of the vested portion of his Account or (ii) he incurs a one-year Period of Severance.

           (b) Restoration of Forfeitable Amount. The amount of the forfeiture described in Section 5.4(a) shall be restored (1) if the Participant is reemployed by the Company or an Affiliated Company and performs an Hour of Service before incurring a Period of Severance of five years and
(2) in addition, if the Participant received a distribution from the Plan Account, he repays the full amount of such distribution before incurring a five-year Period of Severance and before the fifth anniversary of the date of his reemployment. Repaid distributions and restored forfeitures shall be credited to the portion of his Account representing Employer contributions. The source for restoring forfeitures shall be current forfeitures, and if insufficient, an additional Employer contribution shall be made. Repaid distributions and restored forfeitures shall be invested in the Funds designated by the Participant.

           (c) Five-Year Period of Severance. If a Participant incurs a Period of Severance of five-consecutive years, he shall permanently forfeit the portion of his Plan Account that is forfeitable pursuant to this Article 5.

           (d) Treatment of Forfeitures. Forfeitures shall be applied as though they are Employer contributions and shall reduce the amount of the Employer contributions that would otherwise be required.


                                 ARTICLE 6
               DISTRIBUTIONS AFTER TERMINATION OF EMPLOYMENT

      6.1 General. A Participant who incurs a Termination of Employment for any reason other than death shall be entitled to receive his entire vested Plan Account as provided under this Article 6.

      6.2  Form of Benefits.

           (a) Lump Sum. Unless the Participant elects otherwise in accordance with this Article 6, his entire vested Plan Account shall be paid to him in one lump sum payment.

           (b) Installments. A Participant may elect to receive his entire vested Plan Account in monthly, quarterly, semi-annual or annual installments payable over a period of 5, 10, 15 or 20 years. A Participant may elect at anytime to receive his entire unpaid vested Plan Account in one lump sum payment by filing a written election to that effect with the Committee.

           (c) Other Forms. A Participant may elect to receive all or any portion of his vested Plan Account in any other benefit form permitted under an applicable Supplement.

      6.3 Time of Payment. Unless the Participant elects otherwise, the payment of benefits to a Participant shall begin not later than the 60th day after the later of (a) the close of the Plan Year in which the Participant attained age 65 or (b) the close of the Plan Year in which the Participant's Termination of Employment occurs; provided, however, that in no event shall the payment of benefits to a Participant commence later than the Participant's Required Beginning Date.

      6.4 Election of Payment Date and Form. Subject to all restrictions imposed under other Plan provisions, a Participant may elect the payment date and benefit form to be used for the payment of his vested Plan Account. A valid election under this Section 6.4 shall be made on a written form prescribed by the Committee and shall be filed with the Committee no more than 90 days and no less than 30 days before the Participant's Annuity Starting Date. The Participant may change any prior election by filing a new election at any time before his Annuity Starting Date.

      6.5 Notice to Participants. No more than 90 days and no less than 30 days before the Participant's Annuity Starting Date, the Committee shall provide the Participant with a written notice that provides a general description of the material features, and an explanation of the relative values, of the benefit forms available under the Plan with respect to the Participant and an explanation of the Participant's right to defer payment beyond the attainment of age 65.

      6.6 Spousal Annuity Rules. This Section 6.6 describes certain rules that apply to annuity payments to married Participants in the event that the applicable Supplement permits annuity options. These rules apply and supersede any conflicting Plan provisions only in the case where a Participant who is married as of his Annuity Starting Date elects to receive payments under an annuity form of payment other than a Qualified Joint and Survivor Annuity. In no event shall these rules apply in the case of a Participant whose vested Plan Account does not exceed and has never exceeded $3,500.

           (a) Qualified Joint and Survivor Annuity Required. When the spousal annuity rules of this Section 6.6 apply, the Participant's vested Plan Account may only be paid in the form of a Qualified Joint and Survivor Annuity unless the Participant, with his Spouse's consent, waives such payment form in accordance with this Section 6.6.

           (b) Waiver and Spouse's Consent. These spousal annuity rules may be waived by the Participant with his Spouse's written consent at any time within the 90-day period ending on the Participant's Annuity Starting Date.
To be effective, the Participant's waiver must (i) be in writing on a form acceptable to the Committee, be signed by the Participant, and be filed with the Committee within that 90-day period; (ii) if applicable, designate a specific Beneficiary which may not be changed without further written spousal consent unless the Spouse expressly consents in writing to designations by the Participant without such further consent, and (iii) designate a specific benefit form which may not be changed without further written spousal consent unless the Spouse expressly consents in writing to the designations by the Participant without such further consent. The Spouse's consent must be filed during the same 90-day period, conform to the requirements of section 7.3 and acknowledge both the Spouse's consent to, and the effect of the Participant's waiver under this Section and, if applicable, to the distribution of the Participant's benefit prior to his Normal Retirement Date. The Participant's waiver may be revoked and new waivers may be filed without limit during that 90-day period.

           (c) Notice to Participants. Not more than 90 days and not less than 30 days before the Participant's Annuity Starting Date for any benefits subject to the spousal annuity rules, the Committee is to provide written notice to the Participant of (i) the terms and conditions of the Spouse's joint and survivor annuity; (ii) the Participant's right to waive the Spouse's joint and survivor annuity and the effect of that waiver; (iii) the Spouse's rights under the joint and survivor annuity rules; (iv) the Participant's right to revoke any previous waiver of the Spouse's joint and survivor annuity and the effect of that revocation; (v) the Participant's and the Spouse's right to defer distribution until the Participant's Normal Retirement Date; and (vi) the benefit forms available under the Plan, including a general description of the material features, and an explanation of the relative values of such benefit forms.

      6.7 Limitations Applicable to Benefit Forms. The following limitations, which shall be interpreted and applied in accordance with Code section 401(a)(9) and Treasury regulation issues thereunder, shall apply to a Participant's benefit form notwithstanding any Plan provisions to the contrary.

           (a) No Participant may receive Plan benefits in a benefit form which is expected to result in the complete distribution of his vested Plan Account over a period extending beyond the longest of the actual life of the Participant or his designated Beneficiary or the life expectancy of the Participant or his designated Beneficiary.

           (b) The amount to be paid each year under the benefit form applicable to the Participant (other than the lump sum form) must be at least an amount equal to the quotient obtained by dividing the Participant's vested Plan Account balance by the lesser of (i) his life expectancy or the joint and last survivor expectancy of the Participant and his designated Beneficiary, or (ii) if the Participant's Spouse is not the designated Beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of Section 1.401(a)(9)-2 of proposed Treasury regulations or any successor regulations. The life expectancies are to be computed using the return multiples in Section 1.72-9 of the IRS regulations. Life expectancies shall not be recalculated after the payment date.

      6.8 Mandatory Lump Sum Payment. The Committee shall make a mandatory lump sum payment to the Participant as soon as is administratively practicable after the Participant's Termination of Employment if the Participants's vested Plan Account does not then exceed and has not at any time exceeded $3,500 and his Annuity Starting Date has not yet occurred. The Participant's consent is not required for this mandatory lump sum payment.

      6.9 Effect of Reemployment. In the event a Participant who has a Termination of Employment is reemployed by the Company or an Affiliated Company before a complete distribution has been made to him, distribution of his Accounts shall not be made until he subsequently incurs a Termination of Employment, unless required under Section 8.5.

                                 ARTICLE 7
                              DEATH BENEFITS

      7.1 Payment to Beneficiary. Upon the death of a Participant, any portion of the Participant's vested Plan Account not yet paid to the Participant shall be paid to the Participant's Beneficiary in one lump sum payment unless the rules of Section 7.3 apply.

      7.2  Time of Payment.  Payment to a Participant's Beneficiary under
Section 7.1 shall be made as soon as is administratively practicable following the Participant's death but in no event later than 5 years after the death of the Participant. However, in the case of a Participant who attained his Required Beginning Date prior to his death, the remaining portion of the Participant's vested Plan Account shall not be paid to the Participant's Beneficiary less rapidly than such payments would have been made under the method of distribution being used as of the date of the Participant's death.

      7.3 Qualified Pre-Retirement Survivor Annuity. If a Participant dies at a time that his benefit is required to be paid in a Qualified Joint and Survivor Annuity under Section 6.6 but before his Annuity Starting Date, his Spouse shall receive payment of the Participant's vested Plan Account in the form of a Qualified Pre-Retirement Survivor Annuity.

      7.4  Beneficiary Designation.

           (a) Death benefits under this Article 7 shall be paid to the Participant's surviving Spouse (i) unless (A) the Spouse (or the Spouse's legal guardian if the Spouse is legally incompetent) consents in writing not to receive such benefit; (B) such consent acknowledges its own effect; and (C) such consent is witnessed by a Plan representative or notary public; or (ii) unless the Participant establishes to the satisfaction of the Committee that
(A) he has no Spouse; (B) his Spouse cannot be located; or (C) his Spouse's consent is not required under such other circumstances as are prescribed by governmental regulations. The Spouse's consent may be in the form of a consent to a specific designation or may expressly permit the Participant to change his designation without further consent by the Spouse.

           (b) Subject to Section 7.4(a), each Participant shall have the unrestricted right at any time to designate the Beneficiary or Beneficiaries who shall receive, on or after his death, his interest in his vested Plan Account. Such designation shall be made by executing and filing with the Committee a written instrument in such form as may be prescribed by the Committee for that purpose. Except as provided in this Section, the Participant shall also have the unrestricted right to revoke and to change, at any time and from time to time, any Beneficiary designations previously made. Such revocations and/or changes shall be made by executing and filing with the Committee a written instrument in such form as may be prescribed by the Committee for that purpose. No designation, revocation, or change of Beneficiaries shall be valid and effective unless and until filed with the Committee. In the event a Participant designates a trust as his Beneficiary, a change in the Beneficiaries of the trust shall be deemed a change in the Participant's Beneficiary for purposes of Section 7.4(a), but not for the purposes of this Section 7.4(b). If no designation is made, or if the

Beneficiaries named in such designation predecease the Participant, or if the beneficiaries cannot be located by the Committee, the interest of the decease Participant shall be paid to the Participant's Spouse, and if there is no Spouse, to the Participant's estate.


                                 ARTICLE 8
                          IN-SERVICE WITHDRAWALS

      8.1 Payments During Employment. No Plan payments may be made to a Participant prior to his Termination of Employment, except in the circumstances described in this Article or in the event of a complete or partial Plan termination. A Participant's withdrawal request must be in writing and filed with the Committee, using a form acceptable to the Committee. The Committee may require the Participant to submit any additional information which the Committee deems to be necessary to substantiate the withdrawal request. Any withdrawal is to be paid in one cash payment as soon as administratively feasible after the withdrawal request is approved by the Committee.

      8.2  Hardship Withdrawals.

           (a) In General. A Participant may withdraw that portion of his vested Before-Tax Contribution Account (but not including earnings attributable to periods after December 31, 1988), After-Tax Contribution Account, and Rollover Contribution Account if he incurs an "immediate and heavy financial need" and the withdrawal is "necessary to satisfy" that need.

           (b) Immediate and Heavy Financial Need. An immediate and heavy financial need shall be deemed to exist as a result of the following financial obligations:

                 (i) medical expenses described in Code section 213(d) incurred by the Participant, the Participant's spouse, or any dependents of the Participant (as defined in Code section 152),

                 (ii) the purchase (excluding mortgage payments) of a principal residence for the Participant,

                 (iii) payment of tuition and related fees for the next 12 months of post-secondary education for the Participant, his or her spouse, children, or dependents, or

                 (iv) the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence.

           (c) Necessary to Satisfy Financial Need. A distribution will not be treated as necessary to satisfy the immediate and heavy financial need of the Participant to the extent that it is in excess of the amount required to relieve the financial need or to the extent such need may be satisfied from other resources that are reasonably available to the Participant. A Participant's resources shall be deemed to include those assets of his spouse and minor children that are reasonably available to the Participant. A distribution shall be deemed necessary to satisfy a financial need if the Participant represents in writing to the Committee that the need cannot be relieved:

                 (i) through reimbursement or compensation by insurance or otherwise,

                 (ii) by reasonable liquidation of the Participant's assets to the extent that such liquidation would not itself cause an immediate and heavy financial need,

                 (iii) by cessation of voluntary contributions under this Plan or any other deferred compensation plan, or

                 (iv) by other distributions or nontaxable loans from plans or by borrowing from commercial sources on reasonable commercial terms.

           (d) Committee Policy. Notwithstanding the foregoing, the Committee shall have the power to restrict or expand the conditions under which hardship withdrawals will be available by adopting a written, uniform and nondiscriminatory policy that complies with the applicable requirements of Code section 401(k) and Treasury regulations issued thereunder, which written policy as in effect from time to time is incorporated in this Plan by this reference.

      8.3 Withdrawals After Age 59 1/2. A Participant may withdraw any part or all of his vested After-Tax Contribution Account, Before-Tax Contribution Account, Matching Contribution, and Rollover Contribution Account after he reaches age 59 1/2, but not more than once in any 6 month period, and provided that he files a written request for the withdrawal with the Committee.

      8.4 Other Withdrawals. A Participant may withdraw any part or all of his After-Tax Contribution Account and Rollover Contribution Account at any time, but not more than once in any 6 month period and provided that he files a written request for the withdrawal with the Committee.

      8.5 Required In-Service Distribution. A Participant who is still an Employee as of his Required Beginning Date shall receive a distribution from his vested Plan Account for each "distribution year", as such term is described under regulations issued under Code section 401(a)(9), equal to his "Required Minimum Distribution." Such distributions shall begin no later than the Participant's Required Beginning Date and shall be made once each distribution year (or twice in the case of the distribution year in which the Participant's Required Beginning Date occurs) for as long as the Participant remains an Employee. As soon as practicable following the date of the Participant's Termination of Employment, the entire balance of the Participant's vested Plan Account shall be paid to him in one single sum payment unless the Participant elects another benefit form available under
Article 6. The Participant's "Required Minimum Distribution" shall be the minimum amount required to be distributed to the Participant for a distribution year under Code section 401(a)(9) and regulations issued thereunder. For the purpose of determining the Participant's Required Minimum

Distribution, the life expectancy of the Participant and, if applicable, the joint life expectancy of the Participant and his Beneficiary shall not be recalculated each distribution year. Although a Participant may receive distributions under this Section before his Termination of Employment, he is to continue to share in contributions and have all other rights and privileges under this Plan to the same extent as would have applied in the absence of this Section.

      8.6 Early Payment to an Alternate Payee. A lump sum payment from a Participant's vested Plan Account is permitted to be made to an "alternate payee" under a "qualified domestic relations order", as such terms are defined in Code section 414(p), prior to the Participant's Termination of Employment if the order provides for a distribution at that time, even if the Participant would not then be entitled to a distribution under this Article.

      8.7 Withdrawals Upon Sale of Assets or Sale of Subsidiary. In accordance with such restrictions imposed under Code section 401(k) and Treasury regulations issued thereunder, a Participant may withdraw his entire vested Plan Account in one lump sum payment in the event of:

           (a) the disposition, to an entity which is not an Affiliated Company, of substantially all of the assets used by the Employer in the trade or business in which the Participant continues employment if the Company continues to maintain the Plan; or

           (b) the disposition, to an entity which is not an Affiliated Company, of the stock of a subsidiary in which the Participant continues employment if the Company continues to maintain the Plan.

      8.8 Restriction on Distribution of Before-Tax Contribution Account. Except as otherwise provided in this Section, no amount may be distributed from the Before-Tax Contribution Account of any Participant before the earlier of his reaching age 59 1/2, his "separation from service" within the meaning of Code section 401(k)(2)(b), his death or his Total Disability.

      8.9 Withdrawals Not Subject to Replacement. A Participant may not replace any portion of his Accounts withdrawn under the Plan.


                                 ARTICLE 9
                                   LOANS

      9.1 In General. Participant loans may be granted in accordance with this Article and in accordance with any policy on Participant loans from the Plan which may be adopted by the Committee from time to time, which policy is incorporated herein and made a part hereof. Notwithstanding anything in this Article to the contrary, the Committee has the power to restrict or expand the conditions under which loans will be available, within the limitations applied by applicable law, by adopting a written, uniform and nondiscriminatory policy.

      9.2 Loans Authorized. The Committee may direct the Trustee to make a loan at any time to any Participant who is a "party in interest" as defined in Section 3(14) of ERISA, and to any other Participant who has not had a Termination of Employment. Notwithstanding any contrary Plan provision, all Participant loans from this Plan are administered by and must be approved by the Committee.

      9.3 Documentation. Participant loans must be documented by the following written documents in a form acceptable to the Committee: (i) the Participant's loan application; (ii) the Participant's collateral promissory note for the loan amount (including interest) payable to the Trustee; (iii) a mortgage or other security agreement evidencing the Plan's rights in the Participant's Plan Account or any other property pledged as security for the loan; (iv) a deduction authorization form by which the Participant authorizes repayment of the loan through payroll deduction and (v) any other documents which the Committee may require to evidence the loan and adequately secure its repayment.

      9.4 Loan Limits. The maximum outstanding loan balance for a Participant loan may not exceed the lesser of: (i) $50,000 reduced by the excess of the highest outstanding loan balance for the Participant during the previous 12-month period over the Participant's outstanding loan balance on the date the loan is granted or (ii) one-half of the Participant's vested Plan Account under this Plan.

      9.5 Loan Terms. The interest rate and other terms and conditions for a Participant loan, its security and repayment, are to be generally comparable to those that would be imposed by a commercial lender for a similar loan made at the same date under similar circumstances. Subject to the foregoing, the following specific provisions shall apply:

           (a) Term: Except for a loan for the purchase of a home, the term of any participant loan may not exceed five years. However, no loan may extend beyond the Participant's Required Beginning Date.

           (b) Security: A loan is to be secured by the Participant's vested Plan Account. The Committee may also require the Participant to provide a mortgage or security interest in any other property where the Committee feels the additional security or collateral is necessary to secure adequately the loan's repayment. No withdrawals or distributions shall be permitted from the Plan to the extent that the Participant's vested Plan Account would be reduced below 100% of the then outstanding loan balance of all of the Participant's loans. A Participant may not elect a withdrawal or distribution with respect to that portion of the amount invested in a loan and that portion of his Plan Account is not to be taken into account in determining the amount available for a withdrawal or distribution, except in the case of a forced withdrawal in the event of default. However a Participant may elect a withdrawal or distribution from other vested Plan Accounts, in accordance with applicable provisions of the Plan. The Committee is to take all actions necessary to perfect the Plan's security interest in all loan security to the fullest extent possible.

      9.6 Repayment. All loans must be repaid pursuant to a level amortization schedule with payments no less frequently than quarterly over the term of the loan subject to any acceleration or early payment provisions in the loan agreement. Loans may be repaid by payroll deduction, or in accordance with any other method as set forth in the loan policy established by the Committee, at least as often as once per month, beginning with the Participant's first pay period after he receives the loan.

      9.7 Consequences of Default. Upon default, the entire outstanding balance of the Participant's loan shall be immediately due and payable. At such time the Participant's outstanding loan balance is to be deducted from any amounts netted against and available to the Participant or his Beneficiaries as a withdrawal or distribution, but only as and to the extent that amounts are so available to the Participant or his Beneficiaries.
Interest at the loan rate shall continue to accrue on any outstanding loan balance (including previously accrued interest) until the entire outstanding balance has been repaid by the Participant or offset against his vested Plan Account. Any part of the Participant's loan which is offset against his vested Plan Account shall be a deemed withdrawal or distribution, as the case may be. However, in no event shall a loan be offset against the Participant's Before-Tax Contribution Account until the earliest of: (i) the date he attains age 59 1/2; (ii) the date he retires or his Employment with the Company and all established by the Committee Affiliated Companies otherwise terminates; or (iii) the date he incurs a disability within the meaning of Internal Revenue Code Section 72(m)(7).

      9.8 Default. Default shall mean, or occur upon: (i) failure by the Participant to pay any loan repayment within 60 days after it becomes due;
(ii) the Participant's death or disability within the meaning of Code Section 72(m)(7); (iii) the Participant's Termination of Employment; (iv) the termination of the Plan or discontinuance of Employer contributions to the Plan or (v) such other event or occurrence defined as a default in the loan policy established by the Committee and in the Participant's loan agreement.

      9.9 Discrimination. The Committee is not to discriminate between Participants in the matter of interest or other loan terms, but different rates of interest may be charged and different terms imposed, if justified by the type of loan or by changes in general economic conditions.


                                ARTICLE 10
                       LIMITATIONS ON CONTRIBUTIONS

      10.1 Section 402(g) Limit on Before-Tax Contributions.

           (a) In General. The Before-Tax Contributions made with respect to a Participant shall not exceed $7,000 (as indexed) or such other amount specified by the Internal Revenue Service pursuant to Code section 402(g) in any calendar year. This limit shall be applied by aggregating all plans and arrangements maintained by the Company and any Affiliated Company that provide for elective deferrals as defined in Code section 402(g).

           (b) Correction of Excess. Before-Tax Contributions made to the Plan in excess of the limitation of Section 10.1(a) (adjusted for gains and losses as provided by regulations) shall be paid to the Participant not later than April 15 of the taxable year which follows the taxable year in which the excess amount arises. The amount to be distributed shall be reduced by any amounts previously distributed to the Participant under Section 10.3 (relating to section 401(k) limitation) during the Plan Year which begins with or within such taxable year. Before-Tax Contributions which are refunded under this Section shall not be treated as Annual Additions under Section 10. Before-Tax Contributions of a Highly Compensated Employee which are refunded under this section shall be taken into account as Before-Tax Contributions for the purpose of Section 10.7. Matching Contributions made with respect to Before-Tax Contributions which are refunded to a Participant shall be forfeited.

      10.2 Section 401(k) Limit on Before-Tax Contributions.

           (a) Average Deferral Percentage Test. Before-Tax Contributions for any Plan Year shall be limited to the extent necessary so that the Actual Deferral Percentage for the group of Highly Compensated Employees who are Eligible Employees is not more than the greater of:

                 (i) the product of 1.25 and the Actual Deferral Percentage for the Non-Highly Compensated Employees who are Eligible Employees, or

                 (ii) the lesser of: (A) the product of two and the Actual Deferral Percentage for the Non-Highly Compensated Employees who are Eligible Employees; or (B) the Actual Deferral Percentage for the Non-Highly Compensated Employees who are Eligible Employees plus two percentage points.

           (b) Special Rules. The following rules shall apply in determining whether the Average Deferral Percentage Test is satisfied:

                 (i) If this Plan is combined with another plan for the purposes of Code section 410(b), both plans shall be combined for the purposes of this Section.

                 (ii) In the case of an Eligible Employee who is a Highly Compensated Employee and is a five-percent owner or a Highly Compensated Employee in the group consisting of the ten Highly Compensated Employees paid the greatest Section 414(b) Compensation during the Plan Year, a combined deferral percentage shall be calculated with respect to such Eligible Employee and another Eligible Employee who is a member of the same family (as defined in Code section 414(q)(6)).

      10.3 Correction of Average Deferral Percentage Test.

           (a) Reductions During Plan Year. If the Committee determines prior to the end of a Plan Year that the limitation of Section 10.2 might not be satisfied, the Committee may reduce the future Before-Tax Contributions of the Highly Compensated Employees such that no Highly Compensated Employee's future Before-Tax Contributions expressed as a percentage of Section 414(b) Compensation will exceed such Contributions of any other Highly Compensated Employee whose Before-Tax Contributions are reduced under this section, or to the extent permitted by law, in such other manner as the Committee may decide.

           (b) Reductions After End of Plan Year. If the Committee determines after the end of a Plan Year that the limitation of Section 10.2 has not been satisfied, the excess shall be eliminated in accordance with the following rules:

                 (i) The excess with respect to each Highly Compensated Employee shall be determined by reducing, until the limitation of Section 10.2 is satisfied, the Before-Tax Contribution of the Highly Compensated Employee with the highest Actual Deferral Percentage so that the ratio is reduced to the ratio of the Highly Compensated Employee with the next highest Actual Deferral Percentage, and repeating the process.

                 (ii) Excess amounts (adjusted for gains and losses pursuant to Treasury regulations) shall be paid to Participants not later than 2 1/2 months or, if that is not administratively feasible, the last day of the Plan Year following the close of the Plan Year with respect to which the limitation of Section 10.2 is exceeded but the amount to be distributed shall be reduced by amounts previously distributed under Section 10.1 (relating to the section 402(g) limit).

                 (iii) In the case of "family members" whose Actual Deferral Percentage is calculated on a combined basis, the excess shall be allocated among the "family members" in proportion to the Before-Tax Contributions of each such "family member."

           (c) Additional Contribution. If the Committee determines that the limitation of Section 10.2 has been or may be exceeded, to the extent permitted by regulations of the Internal Revenue Service, the Employer may make an additional contribution on behalf of Non-Highly Compensated Employees in order to satisfy the limitation of Section 10.2. Such contribution shall be fully and immediately nonforfeitable and may not be withdrawn pursuant to Sections 8.2 or 8.4 (relating to certain in-service withdrawals).

      10.4 Section 401(m) Limit on After-Tax and Matching Contributions.

           (a)  Average Contribution Percentage Test.  After-Tax
Contributions and Matching Contributions for any Plan Year shall be limited to the extent necessary so that the Contribution Percentage for the group of Highly Compensated Employees who are Eligible Employees is not more than the greater of:

                 (i) the product of 1.25 and the Actual Contribution Percentage for the Non-Highly Compensated Employees who are Eligible Employees, or

                 (ii) the lesser of: (A) the product of two and the Actual Contribution Percentage for the Non-Highly Compensated Employees who are Eligible Employees; or (B) the Actual Contribution Percentage for the Non-Highly Compensated Employees who are Eligible Employees plus two percentage points.

           (b) Special Rules. The following rules shall apply in determining whether the Average Contribution Percentage Test is satisfied:

                 (i) If this Plan is combined with another plan for the purposes of Code section 410(b), both plans shall be combined for the purposes of this Section.

                 (ii) In the case of an Eligible Employee who is a Highly Compensated Employee and is a five-percent owner or a Highly Compensated Employee in the group consisting of the ten Highly Compensated Employees paid the greatest Section 414(b) Compensation during the Plan Year, a combined contribution percentage shall be calculated with respect to such Eligible Employee and another Eligible Employee who is a member of the same family (as defined in Code section 414(q)(6)).

      10.5 Correction of Average Contribution Percentage Test.

           (a) Reductions During Plan Year. If the Committee determines prior to the end of a Plan Year that the limitation of Section 10.4 might not be satisfied, the Committee may reduce the future After-Tax Contributions, or if necessary the Matching Contributions, of the Highly Compensated Employees, provided that no Highly Compensated Participant's future After-Tax Contributions or Matching Contributions expressed as a percentage of Section 414(b) Compensation will exceed such Contributions of any other Highly Compensated Employee whose After-Tax Contributions or Matching Contributions are reduced under this section, or to the extent permitted by law, in such other manner as the Committee may decide.

           (b) Reduction of Contributions After End of Plan Year. If the Committee determines after the end of the Plan Year that the limitation of
Section 10.4 has not been satisfied, the excess shall be eliminated in accordance with the following rules:

                 (i) The excess with respect to each Highly Compensated Employee shall be determined by reducing the After-Tax Contributions (and any related Matching Contributions) of the Highly Compensated Employee with the highest Contribution Percentage, and if necessary Matching Contributions, such that the Contribution Percentage is reduced to the Contribution Percentage of the Highly Compensated Employee with the next highest Contribution Percentage and repeating the process until the limitation of Section 10.4 is satisfied.

                 (ii) The excess (adjusted for gains and losses pursuant to Treasury regulations) shall be eliminated by distributing to the Employee his excess After-Tax Contributions and, if necessary, by forfeiting his excess Matching Contributions. The excess shall be eliminated no later than 2 1/2 months or, if that is not administratively feasible, the last day of the Plan Year following the close of the Plan Year with respect to which the limitation of Section 10.4 is exceeded.

                 (iii) In the case of "family members" whose Contribution Percentage is calculated on a combined basis under Section (b), the excess shall be allocated among the "family members" in proportion to the aggregate After-Tax Contributions and Matching Contributions of each such "family member."

           (c) Additional Contribution. If the Committee determines that the limitation of Section 10.4 has been or may be exceeded, to the extent permitted by Treasury regulations, the Employer may make an additional contribution on behalf of Non-Highly Compensated Employees to satisfy the limitation of Section 10.4. Such contribution shall be fully and immediately nonforfeitable and may not be withdrawn pursuant to Sections 8.2 or 8.4 (relating to certain in-service withdrawals).

      10.6 Multiple Use of Alternative Limitation; Aggregate Limitation.

           (a) In General. If the Actual Deferral Percentage for the group of Highly Compensated Employee exceeds the amount in Section 10.2(a)(1) and the Actual Contribution Percentage for such group exceeds the amount in
Section 10.4(a)(1) then the sum of --

                 (i) the Actual Deferral Percentage for the group of Highly Compensated Employees who are Eligible Employees, and

                 (ii) the Actual Contribution Percentage for the group of Highly Compensated Employees who are Eligible Employees; shall not exceed the Aggregate Limitation.

           (b) Aggregate Limitation. The Aggregate Limitation shall be the limit prescribed by the Internal Revenue Service pursuant to Code section 401(m)(9) and Treasury regulations issued thereunder to prevent the multiple use of the limitation of Section 10.2(a)(2) and the limitation of Section 10.4(a)(2).

           (c) Correction of Excess. If the Aggregate Limitation in Section 10.6(b) is exceeded, the Actual Contribution Percentages of the Highly Compensated Employees shall be reduced by distributing After-Tax Contributions or forfeiting Matching Contributions (as determined by the Committee subject to Treasury regulations) until the excess is eliminated.

      10.7 Section 415 Limitation on Annual Additions.

           (a) General Limitation. With respect to each Limitation Year, the Annual Addition (as defined in Section 10.7(c) below) for a Participant shall not exceed the lesser of: (i) $30,000 adjusted for increases in the cost of living specified by the Department of the Treasury, effective January 1 of each calendar year and applicable with respect to the Limitation Year ending with or within such calendar year; or (ii) 25 percent of the Participant's Section 415 Compensation for the Limitation Year. The rules of this Section 10.7 shall be applied in accordance with section 415 of the Code and Treasury regulations issued thereunder which are incorporated by this reference.

           (b)  Coverage Under a Defined Benefit Plan.

                 (i) If a Participant is, or was, covered under a qualified defined benefit plan maintained by the Company or any Affiliated Company, the sum of the Participant's "Defined Benefit Fraction" and "Defined Contribution Fraction" may not exceed 1.0 in any Limitation Year.

                 (ii) The "Defined Benefit Fraction" is a fraction, the numerator of which is the sum of the Participant's projected annual benefits under all qualified defined benefit plans (whether or not terminated) maintained by the Company or any Affiliated Company, and the denominator of which is the lesser of: (A) 1.25 times the dollar limitation of Code section 415(b)(1)(A) in effect for the Limitation Year; or (B) 1.4 times the Participant's average Section 415 Compensation for the three-consecutive Plan Years that produces the highest average. "Projected Annual Benefit" means the annual benefit to which the Participant would be entitled under the terms of the defined benefit plan, if the Participant continued employment until normal retirement age (or current age, if later) and the Participant's Section 415 Compensation for the Limitation Year and all other relevant factors used to determine such benefit remained constant until normal retirement age (or current age, if later).

                 (iii) The "Defined Contribution Fraction" is a fraction, the numerator of which is the sum of the Annual Additions to the Participant's account under all qualified defined contribution plans (whether or not terminated) maintained by any Company or Affiliated Company for the current and all prior Limitation Years, and the denominator of which is the sum of the lesser of the following amounts determined for such year and for each prior year of service with any Employer or Affiliate: (A) 1.25 times the dollar limitation in effect under Code section 415(c)(1)(A) for such year; or (B) 1.4 times the amount which may be taken into account under Code section 415(c)(1)(B). In calculating the Defined Contribution Fraction, the Committee may, at its discretion, make the election described in Code section 415(e)(6).

           (c) Annual Additions mean the following amounts for a Limitation Year with respect to each Participant: Matching Contributions, Profit Sharing Contributions, other Employer contributions, Before-Tax Contributions, forfeitures, the Participant's After-Tax Contributions, and similar amounts under other qualified defined contribution plans maintained by the Company or any Affiliated Company in which the Participant is a covered employee.
Amounts allocated to a post-retirement medical account described in Code section 415(1)(2) or 419A(d)(2) shall be treated as an Annual Addition. To the extent required by regulations, contributions do not fail to be Annual Additions because they are excess deferrals within the meaning of Code section 402(g), excess contributions within the meaning of Code section 401(k), or excess aggregate contributions within the meaning of Code section 401(m) which are distributed. Rollover contributions, repaid distributions, restored forfeitures, and loan payments shall not be treated as Annual Additions.

           (d) Excess Amounts. If, for any Plan Year, it is necessary to limit the allocation of an amount to a Participant's Account to comply with
Section 10.7(a), the Plan:

                 (i) first, shall refund to the Participant, to the extent necessary and as soon as administratively feasible, the amount of the After-Tax Contributions;

                 (ii) second, shall refund to the Participant, to the extent necessary and as soon as administratively feasible, the amount of the Before-Tax Contributions made on his behalf. The Matching Contributions made with respect to such Before-Tax Contributions and any earnings thereon shall be held in a suspense account and used in the next Limitation Year as an Employer contribution; and

                 (iii) third, to the extent necessary, hold the Participant's Matching Contribution and Profit Sharing Contribution, and earnings thereon, in a suspense account to be used in the next Limitation Year as Employer contributions.

           (e) Correction Under Defined Benefit Plan. If the limitations of Section 10.7(b) are exceeded, the accrued benefit of the Participant under the defined benefit plan shall be reduced to the extent necessary to satisfy the requirements of Section 10.7(b).


                                ARTICLE 11
                        TRUST FUND AND INVESTMENTS

      11.1 Trust Fund.

           (a) General. The Company shall maintain a Trust Fund as a part of the plan in order to implement and carry out the provisions of the Plan and to finance the benefits under the Plan, by entering into one or more Trust Agreements. Any Trust Agreement is designated as, and shall constitute, a part of a Plan, and all rights which may accrue to any person under a Plan shall be subject to all the terms and provisions of such Trust Agreement. The Company may modify any Trust Agreement from time to time to accomplish the purpose of a Plan and may replace the Trustee and appoint a successor Trustee. The assets of a Trust Fund shall not be used for or diverted to purposes other than the exclusive benefit of Participants and Beneficiaries and the payment of reasonable administrative expenses of the Plan.

           (b) Nonreversion. An Employer shall have no right, title, or interest in the contributions made to the Trust Fund under the Plan and no part of the Trust Fund shall revert to an Employer, except as provided in
Article 4.

      11.2 Investment Funds. The Plan Board shall designate from time to time various investment vehicles which shall comprise the Investment Funds into which Participants' Accounts may be invested.

      11.3 Participant Selection of Investments.

           (a) Future Contributions. A Participant may, at such times permitted by the Committee but not less frequently than quarterly, designate that further contributions to be credited to his Plan Account be invested, in integral multiples of ten percent (10%) of the amount of such contributions (as specified in the Participant's designation), in one or more of the Investment Funds which have been designated by the Plan Board as available for this purpose. Such designation by a Participant shall be in writing on a form provided by the Committee or by telephone in accordance with procedures established by the Committee and, except as may otherwise be required by the particular Investment Fund, shall become effective as soon as practicable following receipt of such notice or telephonic instructions.

           (b) Existing Account Balances. Except as provided in Section 11.3(d) for former Employees and subject to any restrictions on transferring funds applicable to any Investment Fund, a Participant may, at such times permitted by the Committee but not less frequently than quarterly, designate that his existing account balances be reinvested, in integral multiples of ten percent (10%) of the value of each such account (as specified in the Participant's designation), in one or more of the Investment Funds which have been designated by the Plan Board as available for this purpose; provided that if the short term investments in any Investment Fund are not sufficient to satisfy the outstanding designations of all Participants, such designations shall be prorated. Such designation by a Participant shall be in writing on a form provided by the Committee or by telephone in accordance with procedures established by the Committee and, except as may otherwise be required by the particular Investment Fund, shall become effective as soon as practicable following receipt of such notice or telephonic instructions.

           (c) Participant's Failure to Select. Amounts with respect to which a Participant has made no investment choice shall be invested in an Investment Fund designated for this purpose in advance by the Plan Board.

           (d) Participants Who Are No Longer Employees. If a Participant ceases to be an Employee, his nonforfeitable interest in the Plan, shall be invested by the Trustee, as directed by the Plan Board, in the Investment Fund which the Plan Board determines will best serve the objective of preserving the principal with generation of income.

      11.4 Loan Fund. The Committee shall establish, or direct the Trustee to establish, a "Loan Fund" which shall consist of notes executed by Participants evidencing loans made in accordance with provisions of Article 9.

      11.5 Crediting Investment Earnings.

           (a) General. As of each Valuation Date with respect to each of the Investment Funds other than the Loan Fund, the Committee, or at its direction the Trustee, shall value each Investment Fund at fair market value and determine the investment earnings (whether gain or loss) of that Investment Fund since the immediately preceding Valuation Date and shall credit (or charge) each Participant's Plan Account with its share of such investment earnings in the same proportion as the amount allocated to that Investment Fund in all of the Participant's Accounts since the preceding Valuation Date (as determined by the Committee) bears to the total amount allocated to that Investment Fund in all of the Participants' Accounts since the preceding Valuation Date (as determined by the Committee). The investment earnings (whether gain or loss) of each Investment Fund, other than the Loan Fund, shall also be credited or charged with a pro-rata portion of any credits or charges to the Trust Fund not otherwise directly allocable to specific Investment Funds. The investment earnings of each of the Investment Funds, other than the Loan Fund, credited or charged pursuant to this Section 11.2 further shall be allocated pro rata as a credit or charge to each of the Participant's Accounts to the extent that such Accounts were invested in the Investment Fund since the preceding Valuation Date (as determined by the Committee).

           (b) Loan Fund. Principal and interest attributable to any note in the Loan Fund shall be allocated entirely to the Plan account of the Participant who is obligated on the note.


                                ARTICLE 12
                                PLAN BOARD

      12.1 Appointment of Plan Board. There shall be a Plan Board which shall consist of not fewer than three (3) members and shall be appointed by the Board of Directors. Members of the Plan Board may, but need not, be members of the Committee. Members of the Plan Board shall hold office until their death, resignation, disqualification or removal.

      12.2 Resignation and Removal of Members. Any member of the Plan Board may resign at any time by giving written notice to the other members and to the Board of Directors, effective as therein stated. Any member of the Plan Board may, at any time, be removed by the Board of Directors.

      12.3 Appointment of Successors. Upon the death, resignation, disqualification or removal of any member of the Plan Board, the Board may appoint a successor. Notice of appointment of a successor member shall be given by the Board in writing to the Trustee and to the Plan Board.

      12.4 Board Powers. The Plan Board shall have the full discretionary power and authority to discharge the responsibilities allocated to it pursuant to the Plan. The Plan Board shall have no power, authority or responsibility with respect to those matters which are the responsibility of the Committee. Any action taken in good faith by the Plan Board in the exercise of authority conferred upon it by this Plan shall be conclusive and binding upon Participants, their Beneficiaries and all other persons. All discretionary powers conferred upon the Plan Board shall be absolute, provided that no discretionary power shall be exercised in such manner as to cause or create discrimination in favor of Employees who are officers or shareholders of any Company or Highly Compensated Employees. Except to the extent delegated to the Trustee under, or pursuant to, the Trust Agreement, the authority of the Plan Board shall include, but not by way of limitation, the following:

           (a) Authority to select and engage attorneys to represent the Plan and/or the Company in connection with the Plan, as may from time to time be necessary;

           (b) Authority to establish a funding policy and method consistent with the objectives of the Plan and the requirements of Title I of ERISA and to meet annually to review such funding policy and review the investment performance of the Trustee with respect to the Trust Fund and any investment manager appointed pursuant to Section 12.6;

           (c) Authority to make or provide for the making of any audit or examination of the investment affairs of the Plan;

           (d) Authority to engage such legal, actuarial, accounting and other professional services as it may deem proper, including authority to employ one or more persons to render advice with regard to any responsibility which the Plan Board, any member thereof or any other person designated under
Section 12.5 may have under the Plan;

           (e) Authority to direct the purchase by the Trustee of, or the investment by the Trustee in, any insurance company investment contracts or other investments acquired for the purpose of funding or providing any benefits payable under the Plan;

           (f) Authority to designate Investment Funds available to Participants for the investment of the amounts credited to their accounts, and to specify the terms upon which such selections may be made;

           (g) Authority to perform or cause to be performed such further acts as it may deem to be necessary, appropriate or convenient in the exercise of its power and authority under the Plan; and

           (h)  Authority to amend the Plan in accordance with Article 16.

      12.5 Allocation and Delegation of Duties. By action of the Plan Board, duly reflected in its minutes, the Plan Board may allocate its fiduciary responsibilities among its members and may designate other persons to carry out fiduciary or other responsibilities under the Plan. Pursuant to this
Section 12.5, the Plan Board may appoint from among its members a chairman and a secretary, who shall have such powers as the Plan Board may provide from time to time. The foregoing provisions of this Section 12.5 shall not limit the authority of the Plan Board to appoint one or more Investment Managers in accordance with Section 12.6. The Plan Board, and any person delegated under the provisions hereof to carry out any responsibilities under the Plan, shall be entitled to rely upon tables, valuations, certificates, and reports furnished by actuaries, and upon certificates, reports, and opinions made or given by any accountant, legal counsel or other expert or advisor (who may be employed or retained by one or more Affiliated Companies) selected or approved by the Plan Board; and the participants of the Plan Board and any delegate thereof shall not be liable, except to the extent provided by law, for any action taken, suffered or omitted by them in good faith or for any such action in reliance upon any such actuary, accountant, legal counsel or other expert of advisor.

      12.6 Investment Manager. The Plan Board may appoint one or more Investment Managers (as defined in Section 3(38) of ERISA) to manage all or any part of the assets of the Plan. Such appointment shall be reflected in the minutes of the Plan Board. The Investment Manager(s) shall discharge its duties in accordance with applicable law and in particular in accordance with
Section 404(a)(1) of ERISA. The Investment Manager(s), when appointed, shall have such responsibility to manage the assets of the Plan as the Plan Board shall designate, and the Plan Board shall thereafter have no responsibility for the management of such assets to the extent that responsibilities are designated to be the responsibilities of the Investment Manager(s).

      12.7 Board Procedure. Any action by a majority of the members of the Plan Board at any item shall constitute the action of the Plan Board. A member of the Plan Board who is also a Participant hereunder shall not vote on any question involving his own interest under the Plan, as distinguished from interests of others similarly situated. The Plan Board may authorize each or any one or more of its members to execute any document or documents on behalf of the Plan Board, in which event it shall notify the Trustee in writing of such action and the name or names of its members so designated, and the Trustee may thereafter accept and rely upon any document executed by such member or members as representing action by the Plan Board until the Plan Board shall file with the Trustee a written revocation of such designation.

      12.8 Compensation and Expenses of Board. Members of the Plan Board shall serve as such without compensation from the Plan, but may receive compensation from an Affiliated Company for so serving. The compensation, or fees, as the case may be, of all officers, agents, counsel, the Trustee, the Investment Manager(s), or other persons retained or employed by the Plan Board shall be fixed by the Plan Board. Expenses other than the compensation of members of the Plan Board shall be paid by the Company unless paid by the Plan as permitted by law.

      12.9 Records. The Plan Board shall keep a record of all its proceedings and shall keep, or cause to be kept, all such books, accounts, records or other data as may be necessary or advisable in its judgment to carry out its responsibilities hereunder and properly to reflect its affairs, provided that nothing in this Section 12.9 shall require the Plan Board or any member to perform any act which, pursuant to law or the provisions of this Plan, is the responsibility of the Committee, nor shall this Section 12.9 relieve the Committee of such responsibility.


                                ARTICLE 13
                              ADMINISTRATION

      13.1 The Committee; Plan Administration. The general administration of the Plan and the responsibility for carrying out its provisions shall be placed in a Committee (the "Committee") of two or more persons appointed from time to time by the Plan Board to serve at its pleasure. Any member of the Committee may resign by delivering his written resignation to the Plan Board and the secretary of the Committee. The Committee shall be the "plan administrator" (within the meaning of Section 3 of ERISA and section 414(g) of the Code) with such authority, responsibilities and obligations as ERISA and the Code grant to and impose upon persons so designated. For the purposes of ERISA, the Committee shall be a "named fiduciary" under the Plan. No member of the Committee shall, in such capacity, act or participate in any action directly affecting his own interest in the Plan other than an action which affects the interests of Participants generally.

      13.2 Powers and Duties of the Committee. The Committee shall have full power and authority to control and manage the operation and administration of the Plan and to construe and apply all of its provisions, provided that the Committee shall have no power, authority, or responsibility with respect to those matters which are the responsibility of the Plan Board or the Trustee.

Any action taken in good faith by the Committee in the exercise of authority conferred upon it by this Plan shall be conclusive and binding upon Participants, their Beneficiaries and all other persons. All discretionary powers conferred upon the Committee shall be absolute, provided that no discretionary power shall be exercised in such manner as to cause or create discrimination in favor of Employees who are officers or shareholders of any Company or Highly Compensated Employees. The authority of the Committee shall include, but not by way of limitation, the following:

           (a) Authority to interpret the provisions of the Plan and to determine any questions arising under the Plan or in connection with the administration or operation thereof;

           (b) Authority to determine all questions affecting the eligibility of any person to be, become or remain a Participant in the Plan;

           (c) Authority to determine the Service of any person and to compute the amount of benefit or other sum payable under the Plan to any person;

           (d) Authority to maintain records necessary or convenient to the determination of the foregoing;

           (e) Authority to authorize and direct all disbursements of benefits and other sums under the Plan which the Trustee is not by the terms of the Plan or Trust Agreement authorized to make without such direction, and to determine the manner in which benefits shall be payable to Participants;

           (f) Authority to inform the Trustee of the annual estimates of future benefits to be paid from the Trust and to furnish the Trustee with such other information as is deemed necessary for the Trustee to carry out the purposes of the Trust Agreement;

           (g) Authority to adopt such rules as it may deem desirable for the purpose of regulating the conduct and discharge of its business and duties in the administration of the provisions of the Plan, provided that such rules shall not be inconsistent with the provisions of the Plan;

           (h) Authority to employ such counsel and agents, and to obtain such clerical, administrative, accounting, medical, legal, insurance and actuarial services as it may deem necessary or appropriate in carrying out the provisions of the Plan, including authority to employ one or more persons to render advice with regard to any responsibility which any person may have under the Plan; and

           (i) Authority to purchase such liability insurance and bonds as it may deem appropriate in connection with the operation and administration of the Plan.

      13.3 Committee Procedure. Any action by a majority of the members of the Plan Administration Committee as constituted at any time shall constitute the action of the Plan Administration Committee. A member of the Committee who is also a Participant hereunder shall not vote on any question involving his own interest under the Plan, as distinguished from interests of others similarly situated. If no member shall thereby be able to vote on a question, the question shall be determined by the Board of Directors. The Committee may authorize each or any one or more of its members to execute any document or documents on behalf of the Committee, in which event it shall notify the Trustee in writing of such action and the name or names of its members so designated, and the Trustee may thereafter accept and rely upon any document executed by such member or members as representing action by the Committee until the Committee shall file with the Trustee a written revocation of such designation.

      13.4 Compensation of Committee. Members of the Committee shall serve as such without compensation from the Plan, but may receive compensation from the Company or an Affiliated Company for such service.

      13.5 Payment of Plan Expenses. All expenses of the Company, the Committee, and the Trustee shall be paid from the Trust Fund to the extent they constitute reasonable expenses of administering the Plan; provided that, the obligation of the Trust Fund to pay these expenses shall cease to exist to the extent that these expenses are paid by the Company. This provision shall be deemed a part of any contract to provide for expenses

      13.6 Recordkeeping. The Committee shall maintain accounts showing the fiscal transactions of the Plan and shall keep in convenient form such data as may be necessary for the effective operation of the Plan. The Committee shall prepare annually a report showing a reasonable summary of the financial status of the Plan for the past year and any further information which the Board of Directors may require and which the Committee can reasonably furnish or can obtain from the Trustee. Such report shall be submitted to the Board of Directors and a copy shall be filed in the office of the secretary of the Committee.

      13.7 Uniform Action. Whenever in the administration of the Plan any discretionary action is required by the Committee, such action shall be uniform in nature as applied to all persons similarly situated.

      13.8 Information Furnished to the Committee. To the extent permitted by ERISA, the members of the Committee and the Company and its officers and directors shall be entitled to rely upon all certificates and reports made by any accountant or by the Trustee, and upon all opinions given by any legal counsel or investment adviser selected or approved by the Committee, and the members of the Committee, the Company and its officers and directors shall be fully protected in respect of any action taken or suffered by them in good faith in reliance upon any such certificates, reports, opinions or other advice of any accountant, Trustee, investment adviser or legal counsel, and all action so taken or suffered shall be conclusive upon each of them and upon all Participants and Employees.

      13.9 Indemnification of the Committee. To the extent not contrary to ERISA, the Company shall indemnify each member of the Committee and any other director, officer or employee of an Employer who is designated to carry out any responsibilities under the Plan for any liability, joint and/or several, arising out of or connected with their duties hereunder, except such liability as may arise from their gross negligence or willful misconduct.

                                ARTICLE 14
                             CLAIMS PROCEDURE

      14.1 Claim Denials. In the event that the Committee denies, in whole or in part, a claim for benefits by a Participant or his Beneficiary, the Committee shall furnish notice of the denial to the claimant, setting forth
(a) the specific reasons for the denial, (b) specific reference to the pertinent Plan provisions on which the denial is based, (c) a description of any additional information necessary for the claimant to perfect the claim and an explanation of why such information is necessary, and (d) appropriate information as to the steps to be taken if the claimant wishes to submit his claim for review. Such notice shall be forwarded to the claimant within 90 days of the Committee's receipt of the claim; provided, however, that in special circumstances the Committee may extend the response period for up to an additional ninety (90) days, provided that the Committee notifies the claimant in writing of the extension and specifies the reason or reasons for the extension.

      14.2 Appeal Procedures. Within sixty (60) days of receipt of a notice of claim denial, a claimant or his duly authorized representative may petition the Committee in writing for a full and fair review of the denial. The claimant or his duly authorized representative shall have the opportunity to review pertinent documents and to submit issues and comments in writing to the Committee. The Committee shall review the denial and shall communicate its decision and the reasons therefor to the claimant in writing within 60 days of receipt of the petition; provided, however, that the Committee may extend the 60-day response period in special circumstances for up to an additional sixty (60) days. Written notice of the extension shall be sent to the claimant prior to the commencement of the extension.

                                ARTICLE 15
               AMENDMENT, TERMINATION, MERGERS AND TRANSFERS

      15.1 Amendment. The Plan Board has the authority to amend the Plan from time to time as it deems appropriate. An amendment shall be made by a written instrument duly executed by the Plan Board in accordance with its rules, provided that no amendment which affects a Trustee shall be effective without the Trustee's consent. Notwithstanding the foregoing, no amendment to the Plan shall be effective if it authorizes, permits, or causes any reduction, either directly or indirectly, in the amount credited to the accounts of any Participant or violate section 411(d)(6) of the Code.

      15.2 Termination. The Company may terminate the Plan established hereunder at its option at any time by action of its Board of Directors. Without thereby undertaking a legal duty, however, the Employer hereby expresses the intention of establishing a permanent plan under which the Employer will make recurring and substantial contributions. Upon full or partial termination of the Plan without the establishment of a successor plan, as described in section 401(k)(10)(A)(I) of the Code, the Plan sponsor shall direct the Trustee to distribute all assets remaining in the Trust, after payment of any expenses properly chargeable against the Trust, to the Participants in accordance with the Plan accounts of each participant at the time of distribution, in cash, and in such manner as the Plan sponsor shall determine.

      15.3 Effect of Termination.

           (a) No part of the income or principal of the Trust shall be used for or diverted to purposes other than for the exclusive benefit of the Employer's employees or their beneficiaries (including the reasonable expenses of administering the Plan).

           (b) Upon any termination or partial termination of the Plan or the complete discontinuance of contributions thereto (within the meaning of section 411(d)(3) of the Code) the interest of each affected Participant in his account or accounts at the date of such termination, partial termination or discontinuance shall be nonforfeitable and all unallocated contributions and forfeitures shall be allocated and shall be nonforfeitable.

      15.4 Merger, Consolidation or Transfer of Plan Assets.

           (a) In the event of the merger or consolidation of the Plan with, or the transfer of the assets and/or liabilities of the Plan to, another plan which is qualified under section 401(a) of the Code, each Participant or Beneficiary under this Plan shall be entitled to receive benefits immediately after the merger, consolidation or transfer which are equal to or greater than the benefits he or she would have been entitled to receive immediately prior to the merger, consolidation or transfer if the Plan had been terminated at such time.

           (b) In the event a Participant ceases to be a Covered Employee and becomes a participant in another qualified profit-sharing plan maintained by the Company or an Affiliated Company, the Participant's Plan Account shall be transferred to such other qualified profit-sharing plan, but only if such a transfer would not result in a violation of section 411(d)(6).

           (c) In the event a participant in another qualified profit-sharing plan maintained by the Company or an Affiliated Company ceases to be covered by such plan and becomes a Participant in this Plan, the plan account of such Participant in such other plan may be transferred to this Plan, but only if such a transfer would not result in a violation of section 411(d)(6).

                                ARTICLE 16
                            GENERAL PROVISIONS

      16.1 Direct Rollover of Eligible Rollover Distributions. This Section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

           (a) Eligible Rollover Distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

           (b) Eligible Retirement Plan: An eligible retirement plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

           (c) Distributee: A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributes with regard to the interest of the spouse or former spouse.

           (d) Direct rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

      16.2 Amount and Payment of Distributions. The amount of any distribution shall be determined on the basis of the value of the Participant's Accounts valued as of the Valuation Date coincident with the date the Participant's Accounts are liquidated in order to make the distribution. If approved by the Committee, the distribution will occur as soon as is administratively practicable after the date of the Participant's written application for benefits as provided under the Plan.

      16.3 No Employment Rights. Neither the action of the Company in establishing the Plan, nor the action of any Employer in adopting the Plan, nor any provisions of the Plan, nor any action taken by the Company or by the Committee shall be construed as giving to any employee of the Company or an Employer the right to be retained in its employ, or any right to payment except to the extent of the benefits provided in the Plan to be paid from the Fund.

      16.4 Source of Benefits. All benefits payable under the Plan shall be paid or provided for solely from the Fund, and the Company assumes no liability or responsibility therefor.

      16.5 Governing Law. Except to the extent superseded by ERISA, all questions pertaining to the validity, construction, and operation of the Plan shall be determined in accordance with the laws of Maryland.

      16.6 Spendthrift Clause.

           (a) No benefit payable at any time under this Plan and no interest or expectancy herein shall be anticipated, assigned, or alienated by any Participant or Beneficiary, or subject to attachment, garnishment, levy, execution, or other legal or equitable process, except for (I) an amount necessary to satisfy a Federal tax levy made pursuant to section 6331 of the Code and (ii) any benefit payable pursuant to a domestic relations order which is determined to be a qualified domestic relations order within the meaning of section 414(p) of the Code.

           (b) Any attempt to alienate or assign a benefit hereunder, whether currently or hereafter payable, shall be void. No benefit shall in any manner be liable for or subject to the debts or liability of any Participant or beneficiary. If any Participant or Beneficiary shall attempt to, or shall, alienate or assign his benefit under the Plan or any part thereof, or if by reason of his bankruptcy or other event happening at any time such benefit would devolve upon anyone else or would not be enjoyed by him, then the Committee may terminate payment of such benefit and hold or apply it for the benefit of the Participant or Beneficiary.

           (c) The Committee shall review any domestic relations order to determine whether it is qualified within the meaning of section 414(p) of the Code. An order shall not be qualified unless it complies with all applicable provisions of the Plan concerning mode of payment and manner of elections. Notwithstanding the preceding sentence and any restrictions on timing of distributions and withdrawals under the Plan, an order may provide for distribution at any time permitted under section 414(p)(4) of the Code.

      16.7 Incapacity. If the Committee deems any Participant or Beneficiary who is entitled to receive payments hereunder incapable of receiving or disbursing the same by reason of age, illness, or infirmity or incapacity of any kind, the Committee may direct the Trustee to apply such payments directly for the comfort, support, and maintenance of such Participant or Beneficiary, or to pay the same to any responsible person caring for the Participant or Beneficiary who is determined by the Committee to be qualified to receive and disburse such payments for the Participant's or beneficiary's benefit; and the receipt by such person shall be a complete acquittance for the payment of the benefit. Payments pursuant to this Section shall be complete discharge to the extent thereof of any and all liability of the Company, the Committee, the Trustee, and the Fund.

      16.8 Unclaimed Benefits. If the Committee cannot ascertain the whereabouts of any person to whom a payment is due under the Plan, and if, after five years from the date such payment is due, a notice of such payment due is mailed to the last known address of such person, as shown on the records of the Employer or within three months after such mailing such person has not made written claim therefor, the Committee, if it so elects, after receiving advice from counsel to the Plan, may direct that such payment and all remaining payments otherwise due to such person be canceled on the records of the Plan and the amount thereof applied to reduce Matching Contributions or Employer contributions, and upon such cancellation, the Plan and the Trust shall have no further liability therefor except that, in the event such person later notifies the Committee of his whereabouts and requests the payment or payments due to him, the amount so applied shall be paid to him as provided in Article 6.

      16.9 Receipt and Release. Subject to the provisions of ERISA and to the extent permitted by ERISA, any final payments or distribution to any Participant, his Beneficiary or his legal representative in accordance with the Plan shall be in full satisfaction of all claims against the Trust Fund, the Trustee, the Committee, and the Company. The Trustee, the Company, the Committee, or any combination of them may require a Participant, his beneficiary or his legal representative to execute a receipt and release of all claims under the Plan upon a final payment or distribution or a receipt to the extent of any partial payment or distribution; and the form of any such receipt and release shall be determined by the Trustee, the Company, the Committee or any combination of them.

      16.10 Effect of Mistake. In the event of any mistake or misstatement with respect to the age, eligibility, service, Compensation or participation of a Participant or Beneficiary, or the amount of distribution made or to be made to a Participant or Beneficiary, the Committee shall, to the extent it deems appropriate, cause to be allocated from future Matching Contributions, or cause to be withheld or accelerated, or otherwise adjust, such amounts as will in its judgment accord to such Participant or Beneficiary the credits to the Participant's Plan Account or the distributions to which he is entitled under the Plan.

      16.11 Notice to Committee. All elections, designations, requests, notices, instructions, and other communications from the Company, an Employer, a Participant, Beneficiary or other person to the Committee required or permitted under the Plan shall be in such form as is prescribed from time to time by such Committee, shall be mailed, postage prepaid, by first-class mail or shall be delivered to such location as shall be specified by each such Committee, and shall be deemed to have been given and delivered only upon actual receipt thereof by such Committee at such location.

      16.12 Notices. All notices, statements, reports and other communications from the Company, an Employer or Committee to any Employee, Participant, Beneficiary or other person required or permitted under the Plan shall be deemed to have been duly given when delivered to, or when mailed by first-class mail, postage prepaid, and addressed to such Employee, Participant, Beneficiary or other person at his address last appearing on the records of the Committee.

      IN WITNESS WHEREOF, this Plan is adopted this 3rd day of November 1995.

WITNESS:                           UNC INCORPORATED


/s/Richard H. Lange                      By:/s/Gerald J. Knapp

                               SUPPLEMENT A
             PROVISIONS FOR UNC AIRWORK EMPLOYEES AT MIAMI, FL

      A.1 Background. The provisions of this Supplement supersede any contrary provisions of the Basic Plan with respect to the Covered Employees described in Section A.3. The Basic Plan as modified by this Supplement reflects the provisions of this Plan as they apply to such Covered Employees for periods on and after May 1, 1995.

      A.2 Employer. The Employer shall mean UNC Airwork Corporation and any predecessor thereof or successor thereto.

      A.3 Covered Employee. A Covered Employee means any Employee of the Employer who is represented for collective bargaining purposes by the IAM, AFL-CIO, District Lodge 40 (the "Union") and is located in Miami, Florida.

      A.4  Entry Dates.  The Entry Dates are each January 1 and July 1.

      A.5  Matching Contributions.

           (a) Amount. Each Plan Year the Employer shall make a Matching Contribution to the Plan on behalf of each Eligible Employee described in Section A.5(b) in an amount equal to 100% of the amount of Before-Tax Contributions the Eligible Employee makes to the Plan for the Plan Year up to:
(i) 1% of the Eligible Employee's Compensation earned prior to August 8, 1995 and (ii) 2% of the Eligible Employee's Compensation earned on and after August 8, 1995.

           (b) Eligibility for Allocation. A Matching Contribution for any Plan Year shall be made and allocated only to the Matching Contribution Account of an Eligible Employee who is an Employee as of the last day of the Plan Year, or has incurred a Termination of Employment because of death, Total Disability or Retirement during the Plan Year.

      A.6  Profit Sharing Contributions.

           (a) Amount. Each Plan Year the Employer shall make a Profit Sharing Contribution to the Plan on behalf of each Eligible Employee described in Section A.7(b) in an amount equal to 2% of the Eligible Employee's Compensation.

           (b) Eligibility for Allocation. A Profit Sharing Contribution for any Plan Year shall be made and allocated only to the Profit Sharing Contribution Account of an Eligible Employee who is an Employee as of the last day of the Plan Year, or has incurred a Termination of Employment because of death, disability or Retirement during the Plan Year.

      A.7  Vesting.

           (a) Fully Vested Accounts. A Participant shall be fully vested in all his Accounts under the Plan at all times, except his Matching Contribution Account.

           (b) Vesting Based on Service. Any portion of the Participant's Matching Contribution Account that is not fully vested under any other Plan provision shall become fully vested upon the date the Participant is credited with five years of Vesting Service.

                               SUPPLEMENT B
           PROVISIONS FOR UNC AIRWORK EMPLOYEES AT MILLVILLE, NJ

      B.1 Background. Effective November 1, 1995, the Covered Employees described in Section B.3 became eligible for the Plan. The provisions of this Supplement supersede any contrary provisions of the Basic Plan with respect to the Covered Employees. The Basic Plan as modified by this Supplement reflects the provisions of the Plan as they apply to the Covered Employees for periods on and after November 1, 1995.

      B.2 Employer. The Employer shall mean UNC Airwork Corporation and any predecessor thereof or successor thereto.

      B.3 Covered Employee. A Covered Employee means any Employee of the Employer who is represented for collective bargaining purposes by the UAW, Local 2315 (the "Union").

      B.4 Eligibility. The initial Entry Date is November 1, 1995. Thereafter, the Entry Dates are January 1 and July 1.

      B.5 Compensation. The term "Compensation" as used for the purpose of determining an Eligible Employee's Profit Sharing Contribution shall have the meaning set forth in Section 2.13(b) of the Basic Plan, except that (i) during the 1995 Plan Year, the term "Compensation" shall mean Compensation earned from February 1, 1995 until the end of the Plan Year; and (ii) an Eligible Employee shall be deemed to be paid "Compensation" at his regular straight-time hourly rate for each hour during his regularly scheduled work week that he performs services for the Union as permitted by the collective bargaining agreement between the Union and the Employer.

      B.6  Profit Sharing Contributions.

           (a) Each Plan Year the Employer shall make a Profit Sharing Contribution to the Plan on behalf of each Eligible Employee in an amount equal to 5% of the Eligible Employee's Compensation.
           (b) Notwithstanding Section B.6(a), for the period February 1, 1995 through September 30, 1995, the Employer shall make a Profit Sharing Contribution on behalf of each Eligible Employee equal to the amount required to be held in escrow by the Employer with respect to the Eligible Employee (including earnings thereon) pursuant to agreement between the Employer and the Union. For the periods on and after October 1, 1995, Profit Sharing Contributions shall be made in accordance with Section B.6(a).

      B.7  Vesting.

           (a) Vesting Based on Service. Any portion of the Participant's Plan Account that is not fully vested under any other Plan provision shall become fully vested upon the date the Participant is credited with five years of Vesting Service.

           (b) Past Service Credit. All periods of service of an Employee with the Employer shall be taken into account in determining the Employee's Vesting Service under the Plan.

                               SUPPLEMENT C
                PROVISIONS FOR UNC AVIATION SERVICES STRIKE
                        EMPLOYEES AT PENSACOLA, FL

      C.1 Background. Effective as of May 1, 1995, the assets and liabilities attributable to the benefits of the Covered Employees described in Section C.3 under the UNC Aviation Services Deferred Savings Plan (the "Prior Plan") were transferred to this Plan. The Basic Plan as modified by this Supplement reflects the provisions of the Plan as they apply to such Covered Employees for periods on and after May 1, 1995. The provisions of this Supplement supersede any contrary provisions of the Basic Plan with respect to the Covered Employees.

      C.2 Employer. The Employer shall mean UNC Aviation Services, Inc. and any predecessor thereof or successor thereto.

      C.3 Covered Employee. A Covered Employee means any Employee of the Employer who is represented for collective bargaining purposes by the IAM, AFL-CIO, Local Lodge No. 2777 (the "Union") and is performing services for the Employer's STRIKE maintenance services project at the U.S. Naval Air Station in Pensacola, FL.

      C.4  Eligibility.

           (a) Entry Dates. The Entry Dates are each January 1, April 1, July 1, and October 1.

           (b) Service Requirement. A Covered Employee shall not become an Eligible Employee until the Entry Date coincident with or next following the date the Covered Employee is credited with three months of Vesting Service.

      C.5 Compensation. The term "Compensation" as used under the Plan for the purposes of determining an Eligible Employee's Profit Sharing Contribution shall have the meaning set forth in Section 2.13(a) of the Basic Plan.

      C.6 Matching Contributions. Each Plan Year the Employer shall make a Matching Contribution to the Plan on behalf of each Eligible Employee in an amount equal to 50% of the amount of Before-Tax Contributions the Eligible Employee makes to the Plan for the Plan Year up to a maximum Matching Contribution of $250 for the Plan Year.

      C.7 Profit Sharing Contributions. Each pay period during the Plan Year the Employer shall make a Profit Sharing Contribution to the Plan on behalf of each Eligible Employee in an amount equal to 3% of the Eligible Employee's Compensation for the pay period.

      C.8 Vesting. A Participant shall be fully vested in his Matching Contribution and Profit Sharing Accounts at all times.

                               SUPPLEMENT D
           PROVISIONS FOR UNC AVIATION SERVICES STRIKE EMPLOYEES
                              AT MERIDIAN, MS

      D.1 Background. Effective as of May 1, 1995, the assets and liabilities attributable to the benefits of the Covered Employees described in Section D.3 under the UNC Aviation Services Deferred Savings Plan (the "Prior Plan") were transferred to this Plan. The Basic Plan as modified by this Supplement reflects the provisions of the Plan as they apply to such Covered Employees for periods on and after May 1, 1995. The provisions of this Supplement supersede any contrary provisions of the Basic Plan with respect to the Covered Employees.

      D.2 Employer. The Employer shall mean UNC Aviation Services, Inc. and any predecessor thereof or successor thereto.

      D.3 Covered Employee. A Covered Employee means any Employee of the Employer who is represented for collective bargaining purposes by the IAM, AFL-CIO, Local Lodge No. 2793 (the "Union") and is performing services for the Employer's STRIKE maintenance services project at the U.S. Naval Air Station in Meridian, MS.

      D.4  Eligibility.

           (a) Entry Dates. The Entry Dates are each January 1, April 1, July 1, and October 1.

           (b) Service Requirement. A Covered Employee shall not become an Eligible Employee until the Entry Date coincident with or next following the date the Covered Employee is credited with three months of Vesting Service.

      D.5 Compensation. The term "Compensation" as used under the Plan for the purpose of determining an Eligible Employee's Profit Sharing Contribution shall have the meaning set forth in Section 2.13(a) of the Basic Plan.

      D.6 Matching Contributions. Each Plan Year the Employer shall make a Matching Contribution to the Plan on behalf of each Eligible Employee in an amount equal to 50% of the amount of Before-Tax Contributions the Eligible Employee makes to the Plan for the Plan Year up to a maximum Matching Contribution of $250 for the Plan Year.

      D.7 Profit Sharing Contributions. Each pay period during the Plan Year the Employer shall make a Profit Sharing Contribution to the Plan on behalf of each Eligible Employee in an amount equal to 3% of the Eligible Employee's Compensation for the pay period.

      D.8 Vesting. A Participant shall be fully vested in his Matching Contribution and Profit Sharing Accounts at all times.

                               SUPPLEMENT E
                PROVISIONS FOR UNC AVIATION SERVICES STRIKE
                      EMPLOYEES AT CORPUS CHRISTI, TX

      E.1 Background. Effective as of May 1, 1995, the assets and liabilities attributable to the benefits of the Covered Employees described in Section E.3 under the UNC Aviation Services Deferred Savings Plan (the "Prior Plan") were transferred to this Plan. The Basic Plan as modified by this Supplement reflects the provisions of the Plan as they apply to such Covered Employees for periods on and after May 1, 1995. The provisions of this Supplement supersede any contrary provisions of the Basic Plan with respect to the Covered Employees.

      E.2 Employer. The Employer shall mean UNC Aviation Services, Inc. and any predecessor thereof or successor thereto.

      E.3 Covered Employee. A Covered Employee means any Employee of the Employer who is represented for collective bargaining purposes by the IAM, AFL-CIO, Local Lodge No. 2049, District Lodge 776 (the "Union") and is performing services for the Employer's STRIKE maintenance service project at the U.S. Naval Air Station in Corpus Christi, TX.

      E.4  Eligibility.

           (a) Entry Dates. The Entry Dates are each January 1, April 1, July 1, and October 1.

           (b) Service Requirement. A Covered Employee shall not become an Eligible Employee until the Entry Date coincident with or next following the date the Covered Employee is credited with three months of Vesting Service.

      E.5 Compensation. The term "Compensation" as used under the Plan for the purpose of determining an Eligible Employee's Profit Sharing Contribution shall have the meaning set forth in Section 2.13(a) of the Basic Plan.

      E.6 Matching Contributions. Each Plan Year the Employer shall make a Matching Contribution to the Plan on behalf of each Eligible Employee in an amount equal to 50% of the amount of Before-Tax Contributions the Eligible Employee makes to the Plan for the Plan Year up to a maximum Matching Contribution of $250 for the Plan Year.

      E.7 Profit Sharing Contributions. Each pay period during the Plan Year the Employer shall make a Profit Sharing Contribution to the Plan on behalf of each Eligible Employee in an amount equal to 3% of the Eligible Employee's Compensation for the pay period.

      E.8 Vesting. A Participant shall be fully vested in his Matching Contribution and Profit Sharing Accounts at all times.

                               SUPPLEMENT F
                        PROVISIONS FOR USAF ACADEMY
                                 EMPLOYEES

      F.1 Background. Effective as of May 1, 1995, the assets and liabilities attributable to the benefits of the Covered Employees described in Section F.3 under the UNC Aviation Services - USAF Academy Deferred Savings Plan (the "Prior Plan") were transferred to this Plan. The Basic Plan as modified by this Supplement reflects the provisions of the Plan as they apply to such Covered Employees for periods on and after May 1, 1995. The provisions of this Supplement supersede any contrary provisions of the Basic Plan with respect to the Covered Employees.

      F.2 Employer. The Employer shall mean UNC Aviation Services, Inc. and any predecessor thereof or successor thereto.

      F.3 Covered Employee. A Covered Employee means any Employee of the Employer who is represented for collective bargaining purposes by the IAM, AFL-CIO, District Lodge No. 86 (the "Union") and is performing services for the Employer's consolidated aircraft maintenance and sailplane towing service project at the United States Air Force Academy in Colorado Springs, Colorado.

      F.4  Eligibility.

           (a) Entry Dates. The Entry Dates are each January 1, April 1, July 1, and October 1.

           (b) Service Requirement. A Covered Employee shall not become an Eligible Employee until the Entry Date coincident with or next following the date the Covered Employee is credited with three months of Vesting Service.

      F.5 Compensation. The term "Compensation" as used under the Plan for the purpose of determining an Eligible Employee's Profit Sharing Contribution shall have the meaning set forth in Section 2.13(a) of the Basic Plan.

      F.6 Matching Contributions. Each Plan Year the Employer shall make a Matching Contribution to the Plan on behalf of each Eligible Employee in an amount equal to 50% of the amount of Before-Tax Contributions the Eligible Employee makes to the Plan for the Plan Year up to a maximum Matching Contribution of $250 for the Plan Year.

      F.7 Profit Sharing Contributions. Each pay period during the Plan Year the Employer shall make a Profit Sharing Contribution to the Plan on behalf of each Eligible Employee in an amount equal to 2% of the Eligible Employee's Compensation for the pay period.

      F.8 Vesting. A Participant shall be fully vested in his Matching Contribution and Profit Sharing Accounts at all times.

                               SUPPLEMENT G
                PROVISIONS FOR UNC AVIATION SERVICES TH-57
                      WHITING FIELD PROGRAM EMPLOYEES

      G.1 Background. Effective as of May 1, 1995, the assets and liabilities attributable to the benefits of the Covered Employees described in Section G.3 under the UNC Aviation Services Deferred Savings Plan (the "Prior Plan") were transferred to this Plan. The Basic Plan as modified by this Supplement reflects the provisions of the Plan as they apply to such Covered Employees for periods on and after May 1, 1995. The provisions of this Supplement supersede any contrary provisions of the Basic Plan with respect to the Covered Employees.

      G.2 Employer. The Employer shall mean UNC Aviation Services, Inc. and any predecessor thereof or successor thereto.

      G.3 Covered Employee. A Covered Employee means any Employee of the Employer who is represented for collective bargaining purposes by the IAM, AFL-CIO, Local Lodge No. 2777 (the "Union") and is performing services for the Employer's helicopter maintenance project at the U.S. Naval Air Station at Whiting Field in Milton, FL.

      G.4  Eligibility.

           (a) Entry Dates. The Entry Dates are each January 1, April 1, July 1, and October 1.

           (b) Service Requirement. A Covered Employee shall not become an Eligible Employee until the Entry Date coincident with or next following the date the Covered Employee is credited with three months of Vesting Service.

      G.5 Compensation. The term "Compensation" as used under the Plan for the purpose of determining an Eligible Employee's Profit Sharing Contribution shall have the meaning set forth in Section 2.13 (a) of the Basic Plan.

      G.6 Matching Contributions. Each Plan Year the Employer shall make a Matching Contribution to the Plan on behalf of each Eligible Employee in an amount equal to 50% of the amount of Before-Tax Contributions the Eligible Employee makes to the Plan for the Plan Year up to a maximum Matching Contribution of $250 for the Plan Year.

      G.7 Profit Sharing Contributions. Each pay period during the Plan Year the Employer shall make a Profit Sharing Contribution to the Plan on behalf of each Eligible Employee in an amount equal to: (i) 2% of the Eligible Employee's Compensation for each pay period prior to October 1, 1995 and (ii) 3% of the Eligible Employee's Compensation for each pay period after September 30, 1995.

      G.8 Vesting. A Participant shall be fully vested in his Matching Contribution and Profit Sharing Accounts at all times.

                               SUPPLEMENT H
                   PROVISIONS FOR UNC AVIATION SERVICES
                       SHEPPARD AFB ENJJPT EMPLOYEES

      H.1 Background. Effective January 1, 1996, the Covered Employees described in Section H.3 became eligible for the Plan. The provisions of this Supplement supersede any contrary provisions of the Basic Plan with respect to such Covered Employees. The Basic Plan as modified by this Supplement reflects the provisions of the Plan as they apply to the Covered Employees for periods on and after January 1, 1996.

      H.2 Employer. The Employer shall mean UNC Lear Siegler, Inc. and any predecessor thereof or successor thereto.

      H.3 Covered Employee. A Covered Employee means any Employee of the Employer who is represented for collective bargaining purposes by the IAM, ALF-CIO, Aeronautical Industrial District Lodge 776 (the "Union") and is performing services for the Employer's maintenance project at the Sheppard AFB in Wichita Falls, TX.

      H.4  Eligibility.

           (a) Entry Dates. The Entry Dates are each January 1, April 1, July 1, and October 1.

           (b) Service Requirement. A Covered Employee shall not become an Eligible Employee until the Entry Date coincident with or next following the date the Covered Employee is credited with three months of Vesting Service.

      H.5 Matching Contributions. No Matching Contributions shall be made on behalf of any Eligible Employee.

      H.6 Profit Sharing Contributions. No Profit Sharing Contribution shall be made on behalf of any Eligible Employee.